===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to 14a-12

                        MIDCOAST ENERGY RESOURCES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and     .


     (1) Title of each class of securities to which transaction applies:
         Common Stock, par value $.01 per share

     (2) Aggregate number of securities to which transaction applies:
         12,573,851 shares of common stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $27.00 per share of common stock

     (4) Proposed maximum aggregate value of transaction:
         $339,493,997

     (5) Total fee paid:
         $67,898.80

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     _______________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:
     _______________________________________________________________________

     (3) Filing Party:
     _______________________________________________________________________

     (4) Date Filed:
     _______________________________________________________________________

                        MIDCOAST ENERGY RESOURCES, INC.
                          1100 Louisiana, Suite 2950
                             HOUSTON, TEXAS 77002



                               ________ __, 2001



Dear Shareholder:


     You are cordially invited to attend a special meeting of shareholders of Midcoast Energy Resources, Inc. to be held at our boardroom located at 1100 Louisiana, 32nd floor, Houston, Texas 77002, on __________, 2001, at 10:00 a.m.,
local time. At the special meeting, you will be asked to consider and approve our merger with a subsidiary of Enbridge Inc., a Canadian corporation, pursuant to an Agreement and Plan of Merger, dated as of March 15, 2001. You should carefully read the Agreement and Plan of Merger, a copy of which is attached as Appendix A to the accompanying proxy statement. Upon completion of the merger, each share of our common stock will be converted automatically into the right to receive $27.00 in cash, without interest. We can only complete the merger if the holders of a majority of the outstanding shares approve the Agreement and Plan of Merger.

     Our board of directors unanimously approved the Agreement and Plan of Merger and declared it advisable and in the best interests of our shareholders and unanimously recommends that our shareholders approve the Agreement and Plan of Merger. Among the factors considered by our board of directors in evaluating the merger was the opinion, dated March 14, 2001, of CIBC World Markets, our financial advisor, which provides that, as of that date, the cash consideration to be received by holders of our common stock pursuant to the merger was fair from a financial point of view to our shareholders. The written opinion of CIBC World Markets is attached as Appendix B to the accompanying proxy statement and should be read carefully and in its entirety.

     The proxy statement provides you with a summary of the merger and additional information about the parties involved. If the Agreement and Plan of Merger is approved by the requisite holders of our common stock, the closing of the merger will occur as soon after the special meeting as all of the other conditions to the closing of the merger are satisfied or waived.

     Please give all of this information your careful attention. Whether or not you plan to attend the special meeting, you are requested to promptly complete, sign and date the enclosed proxy card and return it in the envelope provided. Returning your completed card will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you have any questions regarding the proposed transaction, please call Mr. Duane S. Herbst at
(713) 650-8900.

                                        Sincerely,


                                        Dan C. Tutcher
                                        Chairman of the Board, President
                                        and Chief Executive Officer


     The accompanying proxy statement of Midcoast Energy Resources, Inc. is dated _______ __, 2001, and the accompanying proxy statement and proxy are first being mailed to shareholders on or about _______ __, 2001.

                        MIDCOAST ENERGY RESOURCES, INC.
                           1100 LOUISIANA, SUITE 2950
                              HOUSTON, TEXAS 77002


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON ________ __, 2001


To the Shareholders of
Midcoast Energy Resources, Inc.:


     Notice is hereby given that a special meeting of shareholders of Midcoast Energy Resources, Inc., a Texas corporation, will be held at our boardroom located at 1100 Louisiana, 32nd floor, Houston, Texas 77002, on __________, 2001, at 10:00 a.m., local time, for the following purposes:

     1. To consider and act upon a proposal to approve the Agreement and Plan of Merger, dated as of March 15, 2001, among Enbridge Inc., a Canadian corporation, Marlin Acquisition, Inc., a Texas corporation and an indirect wholly-owned subsidiary of Enbridge, and Midcoast, relating to the merger of Marlin Acquisition, Inc. with and into Midcoast, with Midcoast surviving the merger and becoming an indirect wholly-owned subsidiary of Enbridge; and

     2. To transact any other business as may properly come before the special meeting and any adjournments or postponements of that meeting.

     Our board of directors has fixed the close of business on April 2, 2001 as the record date for the special meeting. Accordingly, only shareholders of record on that date will be entitled to notice of and to vote at the special meeting and any adjournment or postponement of that meeting. A form of proxy and a proxy statement containing more detailed information with respect to matters to be considered at the special meeting accompany and form a part of this notice.

     All shareholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, however, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible. We have enclosed a postage-prepaid envelope for that purpose. If you attend the special meeting, you may vote in person even if you have already returned a proxy. IF YOU DO NOT SEND IN A PROXY OR VOTE AT THE SPECIAL MEETING, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE MERGER.


                      By Order of the Board of Directors,



                      Duane S. Herbst
                      Secretary


Houston, Texas
______ __, 2001

                        MIDCOAST ENERGY RESOURCES, INC.
                           1100 LOUISIANA, SUITE 2950
                              HOUSTON, TEXAS 77002


                                PROXY STATEMENT

                                ________________


                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON ________ __, 2001


                                ________________

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----

Summary Term Sheet............................................................................ 1
     The Parties to the Merger................................................................ 1
     The Merger............................................................................... 1
     Recommendation of Our Board of Directors and Reasons for the Merger...................... 2
     Opinion of Midcoast's Financial Advisor.................................................. 2
     Financing Arrangements................................................................... 2
     Interests of Officers and Directors in the Merger that Differ From Your Interests........ 2
     The Special Meeting...................................................................... 2
     Record Date and Voting Power............................................................. 2
     Vote Required............................................................................ 2
     Voting Agreements........................................................................ 3
     Proxies, Voting and Revocation........................................................... 3
     Effective Time of the Merger............................................................. 3
     Exchange of Stock Certificates........................................................... 3
     Treatment of Stock Options and Warrants.................................................. 3
     Conditions to the Merger................................................................. 4
     Solicitation of Proposals from Other Parties............................................. 4
     Termination of the Agreement and Plan of Merger.......................................... 5
     Fee and Expense Reimbursement............................................................ 5
     Dissenters' Rights....................................................................... 5
     Certain United States Federal Income Tax Considerations.................................. 6

Questions and Answers About the Merger........................................................ 6

Forward Looking Statements.................................................................... 7

The Special Meeting........................................................................... 7
     Date, Time and Place of the Special Meeting.............................................. 7
     Purpose of the Special Meeting........................................................... 7
     Record Date and Voting Power............................................................. 8
     Quorum and Vote Required................................................................. 8
     Proxies, Voting and Revocation........................................................... 8
     Solicitation of Proxies and Expenses..................................................... 8
     2001 Annual Meeting of Shareholders of Midcoast.......................................... 8

The Parties to the Merger..................................................................... 9
     Midcoast Energy Resources, Inc........................................................... 9
     Enbridge Inc............................................................................. 9
     Marlin Acquisition, Inc..................................................................10

                                                                                            PAGE
                                                                                            ----
The Merger................................................................................... 10
     General................................................................................. 10
     Background of the Merger................................................................ 10
     Recommendation of Our Board and Reasons for the Merger.................................. 12
     Opinion of Midcoast's Financial Advisor................................................. 14
     Financing Arrangements.................................................................. 18
     Interests of Officers and Directors in the Merger....................................... 18
     Voting Agreements with Directors and Senior Management.................................. 19
     Some Effects of the Merger.............................................................. 19
     Method of Accounting.................................................................... 19

The Agreement and Plan of Merger............................................................. 20
     Effective Time of the Merger............................................................ 20
     Effect of Merger on Our Capital Stock................................................... 21
     Treatment of Stock Options and Warrants................................................. 21
     Exchange of Certificates................................................................ 21
     Representations and Warranties of Midcoast, Enbridge and Marlin......................... 21
     Conduct of Our Business before the Effective Time of the Merger......................... 22
     Additional Agreements................................................................... 23
             Shareholder Approval; Preparation of this Proxy Statement....................... 23
             Indemnification................................................................. 23
             Fees and Expenses............................................................... 23
             Midcoast Employee Stock Purchase Plan........................................... 23
     Conditions Precedent to the Merger...................................................... 23
             Conditions to Each Party's Obligation to Effect the Merger...................... 23
             Conditions to Obligations of Enbridge and Marlin................................ 24
             Conditions to the Obligations of Midcoast....................................... 24
     Termination and Amendment............................................................... 24
             Termination..................................................................... 24
             Amendment....................................................................... 25
     Special Provisions as to Certain Matters................................................ 25
             Takeover Defenses of Midcoast and Standstill Agreement.......................... 25
             No Solicitation................................................................. 25
                        Fee and Expense Reimbursement........................................ 26

You Have Dissenters' Rights in the Merger.................................................... 26

Certain United States Federal Income Tax Considerations...................................... 27
     Sale of Midcoast Stock in the Merger.................................................... 28
     Backup Withholding...................................................................... 28

Regulatory Approvals......................................................................... 28

Principal Shareholders and Security Ownership of Management.................................. 28

Other Matters................................................................................ 30

Where You Can Find More Information.......................................................... 30


Appendix A              Agreement and Plan of Merger.........................................A-1

Appendix B              Opinion of CIBC World Markets........................................B-1

Appendix C              Articles 5.12 and 5.13 of the Texas Business Corporation Act
                        Concerning Dissenting Shareholders...................................C-1


                               SUMMARY TERM SHEET

     This summary term sheet, together with the subsequent questions and answers section, highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document, as well as the additional documents to which we refer you, including the Agreement and Plan of Merger attached as Appendix A. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

THE PARTIES TO THE MERGER (page 9)

MIDCOAST ENERGY RESOURCES, INC.
1100 Louisiana, Suite 2950
Houston, Texas 77002
(713) 650-8900

     In this proxy statement, we call this company "Midcoast," "us," or "we." Midcoast was originally incorporated as a Nevada corporation in 1992 and subsequently reincorporated as a Texas corporation in 1999. Midcoast is actively engaged in the transportation, gathering, processing and marketing of natural gas and other petroleum products. Our common shares are traded on the American Stock Exchange under the symbol "MRS."

ENBRIDGE INC.
3000, 425-1st Street SW
Calgary, Alberta T2P 3L8
Canada
(403) 231-3900

     In this proxy statement, we call this company "Enbridge." Enbridge was incorporated on April 13, 1970 under the Companies Act of the Northwest Territories and was continued under the Canada Business Corporations Act on December 15, 1987. Enbridge is a public company engaged in energy transportation, distribution and services and is headquartered in Calgary, Alberta, Canada. Enbridge's common shares are traded on the Toronto Stock Exchange under the symbol "ENB" and on the NASDAQ National Market under the symbol "ENBR."

MARLIN ACQUISITION, INC.
3000, 425-1st Street SW
Calgary, Alberta T2P 3L8
Canada
(403) 231-3900

     In this proxy statement, we call this company "Marlin." Marlin is a Texas corporation and an indirect wholly-owned subsidiary of Enbridge. Marlin was formed to facilitate the consummation of the merger and has conducted no activities other than in connection with the merger and the Agreement and Plan of Merger.

THE MERGER (page 10)

     Marlin will be merged with and into Midcoast, with Midcoast being the surviving corporation, pursuant to an Agreement and Plan of Merger dated as of March 15, 2001, among Enbridge, Marlin and Midcoast. Simultaneous with the merger the name of the surviving corporation will be changed to Enbridge Midcoast Energy, Inc. and in this proxy statement we refer to the surviving corporation as "Enbridge Midcoast" or "surviving corporation."

     At the effective time of the merger, each outstanding share of our common stock will be converted automatically into the right to receive $27.00 in cash, without interest.

     After the completion of the merger, Enbridge Midcoast will be the surviving corporation and will be an indirect wholly-owned subsidiary of Enbridge. The holders of our common stock will have no continuing equity interest in, and will not share in future earnings, dividends or growth, if any, of the surviving corporation. In addition, after the merger has been completed, our common stock will no longer be listed on the American Stock Exchange or registered with the Securities and Exchange Commission.

RECOMMENDATION OF OUR BOARD OF DIRECTORS AND REASONS FOR THE MERGER (page 12)

     After an evaluation of a variety of business, financial and market factors and consultation with our legal and financial advisors, our board of directors determined that the Agreement and Plan of Merger was fair to, and in the best interests of, Midcoast and our shareholders. The board also unanimously approved the merger, the Agreement and Plan of Merger and the transactions contemplated by that agreement and unanimously voted to recommend that our shareholders approve the Agreement and Plan of Merger.

     In reaching its recommendation, our board considered, among other things, the following factors:

     . the fairness opinion of CIBC World Markets; and . the terms and conditions of the Agreement and Plan of Merger.

OPINION OF MIDCOAST'S FINANCIAL ADVISOR (page 14)

     On March 14, 2001, CIBC World Markets rendered an opinion to our board of directors that, as of the date of that opinion, the $27.00 per share in cash to be received by holders of our common stock was fair from a financial point of view to our shareholders.

     The full text of the written opinion of CIBC World Markets, dated March 14, 2001, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B hereto, and is incorporated by reference in, this proxy statement. The opinion of CIBC World Markets does not constitute a recommendation as to how any holder of our common stock should vote with respect to the merger. You should carefully read the opinion in its entirety.

FINANCING ARRANGEMENTS (page 18)

     Enbridge expects to obtain the funds to finance the merger from its existing available credit capacity.

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS (page 18)

     You should be aware that two of our executive officers, Dan C. Tutcher and
I. J. Berthelot, II, are also members of our board of directors. Following the merger, Mr. Tutcher will be a director of the surviving corporation and will execute a new employment agreement with Enbridge. Mr. Berthelot, William Bray and E. Chris Kaitson will also execute new employment agreements with Enbridge following the merger. Our current employment and executive severance agreements with Messrs. Tutcher, Berthelot, Bray and Kaitson will be terminated upon consummation of the merger. Richard A. Robert and Duane S. Herbst have existing executive severance agreements with us and will be entitled to receive certain severance benefits following the merger and may be retained by the surviving corporation as consultants.

THE SPECIAL MEETING (page 7)

     At the special meeting, our shareholders will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger.

RECORD DATE AND VOTING POWER (page 8)

     Our board of directors has fixed the close of business on April 2, 2001 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting.

     On the record date, we had [12,573,851] outstanding shares of common stock held by approximately [299] shareholders of record. We have no other class of stock outstanding. Shareholders of record on the record date will be entitled to one vote per share of common stock on any matter that may properly come before the special meeting and any adjournment or postponement of that meeting.

VOTE REQUIRED (page 8)

     Approval of the Agreement and Plan of Merger requires the affirmative vote of a majority of outstanding shares of our common stock.

VOTING AGREEMENTS (page 19)

     All of our executive officers and directors who own shares of our common stock, who own an aggregate of approximately [12.3] percent of our outstanding shares of common stock, have entered into agreements to vote to approve the merger and the Agreement and Plan of Merger and the transactions contemplated by the Agreement and Plan of Merger.

PROXIES, VOTING AND REVOCATION (page 8)

     Shares of our common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting, and at any adjournments or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of common stock represented by that proxy will be voted "FOR" the approval of the Agreement and Plan of Merger. Proxies are being solicited on behalf of our board of directors.

     A proxy may be revoked by the person who executed it at, or before, the special meeting by:

  . delivering to our secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy;
  . duly executing, dating and delivering to our secretary a subsequent proxy; or
  .  attending the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

EFFECTIVE TIME OF THE MERGER (page 20)

     The merger will become effective as of the date and time that the articles of merger are accepted for filing by the Secretary of State of the State of Texas in accordance with the Texas Business Corporation Act, which is expected to occur as soon as practicable after shareholder approval and the satisfaction or waiver of all other conditions to closing of the merger.

EXCHANGE OF STOCK CERTIFICATES (page 21)

     Prior to the effective time of the merger, Enbridge will select a bank or trust company to act as paying agent and take all steps necessary to enable the surviving corporation to provide the paying agent on a timely basis funds necessary to pay the holders of shares of our common stock outstanding immediately prior to the effective time of the merger, other than shareholders exercising their dissenters' rights, the cash merger consideration to which they are entitled under the Agreement and Plan of Merger.

     The Agreement and Plan of Merger provides that promptly after the effective time of the merger, the paying agent will send to each shareholder of record (other than Enbridge or Midcoast or any of their subsidiaries), as of immediately prior to the effective time, a letter of transmittal and detailed instructions specifying the procedures to be followed in surrendering stock certificates. You should not send any stock certificates to the paying agent or to anyone else until you receive the letter of transmittal. Upon the surrender of a stock certificate, the paying agent will issue to the surrendering holder the consideration described above.

TREATMENT OF STOCK OPTIONS AND WARRANTS (page 21)

     Immediately prior to the effective time of the merger, each outstanding option to purchase our common stock will be exchanged for a substitute option to purchase, on substantially the same terms and vesting schedule as was applicable to the surrendered option, after giving effect to any existing provisions in Midcoast stock plans that provide for the automatic acceleration of vesting upon consummation of a change of control of Midcoast, the number of common shares of Enbridge necessary to produce an intrinsic value that equals the intrinsic value of the surrendered option. Options to purchase fractional shares of Enbridge common stock will not be granted. For purposes of determining the intrinsic values of the surrendered Midcoast options and the Enbridge options granted in exchange, the fair market value of our common stock will be $27.00 per share and the fair market value of Enbridge's common shares will be the average of the means between the highest and lowest quoted selling prices of the shares on the five trading days ending on the date of the effective time of the merger. Each of the mean values used to calculate the average will be calculated in U.S. dollars using the exchange rate of the Canadian dollar to the U.S. dollar on the applicable date. In the case of any Midcoast stock option that is a "qualified option" under the United States Internal Revenue Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of the substituted option will be determined in a manner to comply with the relevant provisions of the United States Internal Revenue Code.

     Each outstanding warrant to purchase shares of our common stock will, at the effective time of the merger, be exercisable by its holder and represent only the right to receive an amount per share equal to the amount by which $27.00 exceeds the exercise price of the warrant.

CONDITIONS TO THE MERGER (page 23)

     For the merger to occur, the holders of a majority of the shares of common stock outstanding must approve the Agreement and Plan of Merger and the parties must satisfy or waive all other conditions specified in the Agreement and Plan of Merger, including:

  . all authorizations, consents, orders or approvals of, or declarations or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by the Agreement and Plan of Merger shall have been filed, shall have occurred or shall have been obtained;

  . no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect;

  . all required authorizations, consents or approvals of any third party the failure of which to obtain would have a material adverse effect on the surviving corporation, assuming the merger had taken place, shall have been obtained;

  .  there shall not have occurred a material adverse change to Midcoast;

  . Dan C. Tutcher, I. J. Berthelot, II, William Bray and E. Chris Kaitson shall have entered into new employment arrangements with Enbridge;

  . each outstanding option to purchase our common stock shall have been exchanged in accordance with the terms of Agreement and Plan of Merger;

  . Enbridge and Marlin shall have received an opinion from Midcoast's counsel substantially to the effect set forth in Exhibit A to the Agreement and Plan of Merger;

  . Midcoast, Enbridge and Marlin shall have performed in all material respects all obligations to be performed by them under the Agreement and Plan of Merger prior to the effective time; and

  . each of the representations and warranties of Midcoast, Enbridge and Marlin contained in the Agreement and Plan of Merger shall be true and correct in all material respects (disregarding for these purposes any materiality qualifications contained therein) when made and as of the effective time as if made on and as of such date; provided, that such representations and warranties that are by their express provisions made as of a specific date need be true and correct only as of such specific date.

SOLICITATION OF PROPOSALS FROM OTHER PARTIES (page 25)

     In accordance with the Agreement and Plan of Merger, we have agreed that, until the termination of the Agreement and Plan of Merger or the effective time of the merger, we will not, nor shall we permit any of our subsidiaries to, nor authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, agent or representative of, Midcoast or any of our subsidiaries to solicit, initiate, encourage or otherwise intentionally facilitate the making of (i) any proposal for a merger or other business combination involving Midcoast, (ii) any proposal or offer to acquire from Midcoast or any of our affiliates in any manner, directly or indirectly, an equity interest in Midcoast or any of our subsidiaries, any voting securities of Midcoast or any of our subsidiaries or a material amount of the assets of Midcoast and our subsidiaries, taken as a whole, or (iii) any proposal or offer to acquire from the Midcoast shareholders by tender offer, exchange offer or otherwise more than 20% of the outstanding shares of our common stock. We must notify Enbridge promptly in writing of the pendency of any negotiations respecting, or the receipt of, any proposal or offer of the type described above.

     If our board of directors receives a proposal from a third party to acquire us that it determines is superior to Enbridge's offer, the board may withdraw or modify its recommendation that our shareholders approve the Agreement and Plan of Merger, or terminate the Agreement and Plan of Merger. Such withdrawal, modification, or termination cannot be made until after midnight on the third business day after we give notice of the superior proposal to Enbridge. Prior to midnight on the third business day after we give notice, Enbridge has the right to agree to amend the terms of the Agreement and Plan of Merger such that they are no less favorable than the terms of the superior proposal. Midcoast can only terminate the Agreement and Plan of Merger as provided above, if our shareholders have not yet voted on the merger and we pay a fee to reimburse Enbridge as provided below.

TERMINATION OF THE AGREEMENT AND PLAN OF MERGER (page 24)

     The Agreement and Plan of Merger may be terminated at any time prior to the effective time of the merger, whether before or after approval by our shareholders, by:

  .  the mutual written consent of Enbridge and Midcoast;

  .  either Enbridge or Midcoast:

     . if the votes of our shareholders for the Agreement and Plan of Merger at the special meeting are insufficient to approve the Agreement and Plan of Merger;

     . if the merger has not been consummated on or before August 31, 2001, unless the failure to consummate the merger is the result of a material breach of the Agreement and Plan of Merger by the party seeking to terminate the agreement; or

     . if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body has issued an order, decree or ruling or shall have taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of our common stock pursuant to the merger and such order, decree, ruling or other action shall have become final and nonappealable.

  . Midcoast in accordance with the provisions of the Agreement and Plan of Merger governing our receipt of a superior acquisition proposal;

  . Enbridge, if Midcoast breaches any of its representations or warranties or fails to perform in any material respect any of its covenants, agreements or obligations under the Agreement and Plan of Merger, and such breach or failure (i) would give rise to a failure of a condition precedent for Enbridge and Marlin to effect the merger and (ii) such breach or failure cannot be or has not been cured within 45 days following receipt of written notice of such breach; or

  . Midcoast, if Enbridge or Marlin breaches any of their representations or warranties or fails to perform in any material respect any of their covenants, agreements or obligations under the Agreement and Plan of Merger, and such breach or failure (i) would give rise to a failure of a condition precedent for Midcoast to effect the merger and (ii) such breach or failure cannot be or has not been cured within 45 days following receipt of written notice of such breach.

FEE AND EXPENSE REIMBURSEMENT (page 26)

     We must pay a fee and expense reimbursement of $15 million dollars to Enbridge promptly upon:

     .  termination of the Agreement and Plan of Merger

        . by Enbridge or Midcoast if shareholder approval is not obtained at the Special Meeting, but only if prior to the Special Meeting a third party has made a bona fide written acquisition proposal to Midcoast; or

        . by Midcoast in accordance with the provisions of the Agreement and Plan of Merger governing our receipt of a superior acquisition proposal; or

     . our board of directors (i) withdrawing or modifying, or proposing to withdraw or modify, in a manner adverse to Enbridge or Marlin, its approval or recommendation of the Agreement and Plan of Merger or the merger or its taking of any action having such effect, or (ii) approving or recommending, or proposing to approve or recommend, any other acquisition proposal, but only if our board has not reinstated its recommendation of the Agreement and Plan of Merger or withdrawn its approval or recommendation or both of any such proposal within two days of taking such actions.

DISSENTERS' RIGHTS (page 26)

     If you do not vote in favor of the proposal to approve the Agreement and Plan of Merger and you comply strictly with the applicable provisions of the Texas Business Corporation Act, and the requisite number of our shareholders approve the Agreement and Plan of Merger and the merger is completed, you have the right to dissent and be paid cash for the "fair value" of your shares. This payment may be more than, the same as, or less than the merger consideration you would receive in the merger. To perfect these dissenters' rights, you must follow the required procedures precisely. The applicable provisions of the Texas Business Corporation Act are attached to this document as Appendix C.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS (page 27)

     If the merger is completed, the exchange of our common stock by any of our shareholders in return for the merger consideration will be a taxable transaction under the United States Internal Revenue Code of 1986, as amended.

BECAUSE OF THE COMPLEXITIES OF THE TAX LAWS, WE ADVISE YOU TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE APPLICABLE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER.


                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  HOW DO I VOTE?

A: After reading this proxy statement, please fill out and sign your proxy card. Then mail your signed and dated proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting.

Q:  WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD?

A: The failure to return your proxy card will have the same effect as voting against the Agreement and Plan of Merger.

Q:  MAY I VOTE IN PERSON?

A: Yes. You may attend the special meeting and vote your shares in person, rather than signing and mailing your proxy card.

Q: IF I HAVE ALREADY SIGNED AND MAILED MY PROXY CARD CAN I STILL ATTEND THE SPECIAL MEETING AND VOTE MY SHARES?

A: Yes. Even if you have signed and mailed your proxy card you may still attend the special meeting and vote your shares in person.

Q:  MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting by following the instructions on page 8. You then may either change your vote by sending in a new proxy or attending the special meeting and voting in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the instructions provided by your broker.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. Promptly after the merger is completed, you will receive detailed instructions regarding the surrender of your stock certificates. You should not send your stock certificates to us or anyone else until you receive these instructions. Payment will be sent to you as promptly as practicable following receipt of your stock certificates and other required documents.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: Upon completion of the merger, you will receive a cash payment of $27.00, without interest, for each share of common stock that you hold.

Q:  WHAT WILL HAPPEN TO MY SHARES OF MIDCOAST AFTER THE MERGER?

A: Following completion of the merger, your shares of common stock will represent solely the right to receive cash. Trading in our common stock on the American Stock Exchange will cease. Price quotations will no longer be available and we will no longer file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Q:  WHAT WILL HAPPEN TO MY QUARTERLY DIVIDENDS?

A: Dividends will be declared and paid to our shareholders in accordance with our past practice, and immediately prior to the effective time of the merger, pro rata dividends may be paid for a partial quarter of business.

Q:  WHAT WILL HAPPEN TO PRESENT MEMBERS OF MIDCOAST'S MANAGEMENT?

A: One of our directors will become a director of the surviving corporation and two of our executive officers will become executive officers of the surviving corporation.

Q:  DID THE MIDCOAST BOARD RETAIN FINANCIAL ADVISORS?

A: To assist it in making its recommendation regarding the merger, the Midcoast board retained CIBC World Markets as its financial advisor in connection with its evaluation of the merger. CIBC World Markets delivered to the Midcoast board an opinion to the effect that, as of the date of that opinion, the per share merger consideration to be received by the holders of our common stock was fair, from a financial point of view, to the holders of our common stock. We have attached as Appendix B to this proxy statement the full text of the opinion of CIBC World Markets This opinion sets forth the assumptions made, matters considered and limitations on the review taken in connection with the opinion.

Q:  WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: Under Texas law, you are entitled to dissenters' rights. If you do not vote in favor of the merger, our shareholders approve the Agreement and Plan of Merger, the merger is completed and you properly elect to exercise your dissenters rights as described under "You Have Dissenters' Rights in the Merger" and in Appendix C, you may receive in the merger the "fair value" of your common stock as determined by a court. The fair value could be equal to, less than or more than $27.00 per share.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: If the Agreement and Plan of Merger is approved by the affirmative vote of at least a majority of outstanding shares of our common stock, the closing of the merger will occur as soon after the special meeting as all of the other conditions to the closing of the merger are satisfied or waived.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any additional questions about the merger, you should call Mr. Duane S. Herbst at (713) 650-8900.


                           FORWARD LOOKING STATEMENTS

     This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in and incorporated by reference into this proxy statement are forward-looking statements. When used in this proxy statement, the words "expect", "anticipate", "intend", "plan", "believe", "seek", "estimate", and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward looking statements are based on assumptions, which we believe are reasonable, but which are open to a wide range of uncertainties and business risks. Factors that could cause actual results to differ materially from those anticipated are discussed in the pertinent sections of this proxy statement and in our periodic filings with the United States Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2000.


                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting will be held at our boardroom located at 1100 Louisiana, 32nd floor, Houston, Texas 77002, on __________, 2001, at 10:00 a.m.,
local time.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of

Merger relating to the merger of Marlin with and into Midcoast, with Midcoast being the surviving corporation. As a result of the merger, Midcoast will become an indirect wholly-owned subsidiary of Enbridge.

RECORD DATE AND VOTING POWER

     Our board of directors has fixed the close of business on April 2, 2001, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the special meeting. As of the record date, we had [12,573,851] outstanding shares of common stock held by approximately [299] holders of record. Our common stock is our only outstanding class of stock. Shareholders of record on the record date will be entitled to one vote per share of our common stock on any matter that properly comes before the special meeting and any adjournment or postponement of that meeting.

QUORUM AND VOTE REQUIRED

     Our bylaws require the presence, in person or by proxy, of the holders of shares of common stock representing at least a majority of our outstanding shares of common stock at the special meeting in order to constitute a quorum. Approval of the Agreement and Plan of Merger requires the affirmative vote of a majority of the outstanding shares of our common stock. For purposes only of determining the presence or absence of a quorum for the transaction of business, we intend to count abstentions as present at the special meeting. Under Texas law, however, abstentions are not considered a vote. Shares held by brokers in street name and for which the beneficial owners have withheld from brokers the discretion to vote are called "broker non-votes." Broker non-votes are not counted to determine if a quorum is present and under Texas law are not considered a vote. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

PROXIES, VOTING AND REVOCATION

     Shares of our common stock represented at the special meeting by properly executed proxies received prior to, or at, the special meeting, and not revoked, will be voted at the special meeting, and at any adjournment or postponement of that meeting, in accordance with the instructions on those proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock represented by that proxy will be voted "FOR" the approval of the Agreement and Plan of Merger. Proxies are being solicited on behalf of our board.

     A proxy may be revoked at any time before it is voted at the special meeting. A proxy may be revoked by the person who executed it at, or before, the special meeting by:

  . delivering to our secretary a written notice of revocation of a previously-delivered proxy bearing a later date than the proxy;
  .  duly executing, dating and delivering to our secretary a subsequent proxy;
     or
  . attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, constitute revocation of a previously delivered proxy.

Any written notice revoking a proxy should be delivered to Midcoast Energy Resources, Inc., 1100 Louisiana, Suite 2950, Houston, Texas, 77002, Attention:
Mr. Duane S. Herbst, Secretary.

SOLICITATION OF PROXIES AND EXPENSES

     We will bear the entire cost of solicitation of proxies from our shareholders. We have engaged Morrow & Co., Inc. to assist us in the solicitation of proxies and we estimate that its fees for such services will be approximately $6,500. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees or by representatives of Morrow & Co., Inc. No additional compensation will be paid to our directors, officers or other regular employees for these services, but these individuals may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. We will reimburse Morrow & Co., Inc. for its reasonable expenses incurred in providing us proxy solicitation services and, upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

2001 ANNUAL MEETING OF SHAREHOLDERS OF MIDCOAST

     We will hold our 2001 annual meeting of shareholders only if the merger is not consummated. The deadline has passed for submission of shareholder proposals intended to be presented at the meeting.

                           THE PARTIES TO THE MERGER

MIDCOAST ENERGY RESOURCES, INC.

     We are primarily engaged in the transportation, gathering, processing and marketing of natural gas and other petroleum products. As of December 31, 2000, we owned and operated three interstate transmission pipeline systems, one intrastate transmission system, 36 end-user systems and 44 gathering systems representing approximately 4,100 miles of pipeline with an aggregate daily throughput capacity of over 3.6 Bcf of natural gas per day. Our operations also include gas processing and treating facilities and over 90 natural gas liquids and crude oil tanks and 45 rail cars. Our principal business consists of providing transportation services to both end-users and natural gas producers, providing natural gas marketing services to these customers and processing natural gas. In connection with these services, we acquire and construct pipelines to meet these customers' needs. Our principal assets are located in the Gulf Coast and Mid-Continent areas.

     We were originally incorporated as a Nevada corporation in 1992 and subsequently reincorporated as a Texas corporation in 1999. Our principal executive offices are at 1100 Louisiana, Suite 2950, Houston, Texas 77002.

ENBRIDGE INC.

     The primary businesses of Enbridge consist of the transportation and distribution of energy and related services. These businesses are conducted through four operating divisions: Energy Transportation; Energy Distribution; Energy Services; and International.

     Energy Transportation includes the principal business of the shipment of crude oil and other liquid hydrocarbons through common carrier and feeder pipelines and includes investments in natural gas transmission pipelines located in both Canada and the United States. Other activities in this business include an investment in natural gas gathering, processing and related mid-stream activities. The mainline pipeline system consists of the wholly-owned Enbridge System in Canada and the Lakehead System in the United States in which Enbridge has a 15.3% interest. The mainline pipeline is the world's longest crude oil pipeline system and is the primary transporter of crude oil from Western Canada to the United States. The mainline pipeline system is the only pipeline that transports crude oil from Western Canada to Eastern Canada, serving all major refining centers in the province of Ontario, as well as the Great Lakes region in the United States. The liquids pipelines business also includes the Enbridge Athabasca System which transports synthetic and heavy oils from Northern Alberta to the main line pipeline hub at Hardisty, Alberta; the Enbridge NW System which transports crude oil from Norman Wells, Northwest Territories to Zama, Alberta; a number of feeder pipelines which deliver crude oil to the Enbridge System; and investments in a number of strategic crude oil pipelines in the United States.

     Natural gas transmission pipeline activities include investments in the Alliance and Vector pipelines. Enbridge owns a 21.4% interest in the Alliance Pipeline, a 2,990 kilometer pipeline, which commenced operations in December 2000 and transports natural gas from Fort St. John, British Columbia to Chicago, Illinois. Enbridge also operates and holds a 45% investment in the Vector Pipeline, which transports natural gas from Chicago to Dawn, Ontario and which also commenced operations in December 2000.

     The Energy Distribution business consists of gas utility operations, which service residential, commercial, industrial and transportation customers, primarily in central and eastern Ontario. This business also includes natural gas distribution activities in Quebec, New Brunswick and New York state, as well as electricity distribution in the City of Cornwall, Ontario. These activities are conducted primarily through a wholly-owned subsidiary, The Consumers' Gas Company Ltd., that is Canada's largest natural gas distribution utility. The Consumers' Gas Company Ltd. and related utilities serve over 1.5 million customers.

     The Energy Services business includes operations directed at achieving Enbridge's initiative to provide integrated energy products and services to retail and commercial customers in Ontario and Philadelphia, Pennsylvania. A complementary portfolio of retail energy products and services is offered, including the sale and maintenance of heating and air conditioning appliances and equipment, hearth products and financing for those appliances. This business also conducts a water heater rental program that was previously carried on by The Consumers' Gas Company Ltd.

     The International business of Enbridge investigates and invests in energy transportation and related energy projects outside of Canada and the United States. The division also provides consulting and training services related to proprietary pipeline operation technologies and natural gas distribution through Enbridge Technology Inc. Operations include operation of and an investment in the Oleoducto Central crude oil pipeline in Colombia, South America, as well as operating the Jose Terminal in Venezuela.

     Enbridge was incorporated on April 13, 1970 under the Companies Act of the Northwest Territories and was continued under the Canada Business Corporations Act on December 15, 1987. The registered office and principal place of business of Enbridge are at Suite 3000, 425-1st Street S.W., Calgary, Alberta, T2P 3L8.

MARLIN ACQUISITION, INC.

     Marlin Acquisition, Inc. is a Texas corporation recently formed by Enbridge to facilitate the consummation of the merger. It has not conducted any business or activity except in connection with activities related to the merger.


                                   THE MERGER

General

     The Agreement and Plan of Merger provides for the merger of Marlin with and into Midcoast, with Midcoast being the surviving corporation. The merger will be completed when the articles of merger have been accepted for filing by the Secretary of State of the State of Texas in accordance with the Texas Business Corporation Act, which is expected to occur as soon as practicable after the shareholder approval of the merger and the satisfaction or waiver of all other conditions to closing the merger.

     As of the effective time of the merger, holders of shares of our common stock will have no further ownership interest in the surviving corporation. Instead, each holder of common stock issued and outstanding immediately prior to the effective time of the merger will be entitled to receive $27.00 in cash per share, without interest. Immediately prior to the effective time of the merger, each outstanding option to purchase our common stock shall be exchanged for a substitute option to purchase, on substantially the same terms and vesting schedule as was applicable to the surrendered option, after giving effect to any existing provisions in Midcoast stock plans that provide for the automatic acceleration of vesting upon consummation of a change of control of Midcoast, such number of common shares of Enbridge as is necessary to produce an intrinsic value that equals the intrinsic value of the surrendered option. However, an option to purchase a fractional share of the common shares of Enbridge will not be granted. For purposes of determining the intrinsic values of the surrendered options and the options granted in exchange therefor, the fair market value of our common shares will be $27.00 and the fair market value of Enbridge's common shares will be the average of the means between the highest and lowest quoted selling prices of the shares on the five trading days ending on the date of the effective time of the merger. Each of the mean values used to calculate the average will be calculated in U.S. dollars using the exchange rate of the Canadian dollar to the U.S. dollar on the applicable date. In the case of any Midcoast stock option to which Section 421 of the Internal Revenue Code of 1986, as amended, applies by reason of its qualification under any of Sections 422 and 424 of that code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such substituted option shall be determined in such manner so as to comply with Section 422. Each outstanding warrant to purchase shares of our common stock will, at the effective time of the merger, be exercisable by its holder and represent only the right to receive an amount per share equal to the amount by which $27.00 exceeds the exercise price of the warrant.

BACKGROUND OF THE MERGER

     Despite the dramatic growth and financial and operating success we have achieved since our initial public offering, our business objectives have been hampered due to several factors that have led us to be valued at a modest trading multiple and have compromised our ability to compete for larger acquisitions. These factors are:

  . High Leverage/Limited Access to Capital. Due to our increased leverage and historically low trading multiples, we have limited access to capital markets which is needed to fund our growth strategy.

  . Lack of Public Float and Liquidity. We have limited public float and liquidity in our stock, which has dampened the public market's interest in our stock.

  . Lack of Critical Mass. We lack critical mass from our existing operations which limits our ability to achieve greater economies of scale and have better access to capital markets.

     Industry deregulation over the past few years has ignited the transformation that is currently under way in the natural gas and electric power industries. The changes in regulatory framework, combined with pipeline competitors transferring their skill sets to other high-growth industries, has led to a dramatic shift in the gathering, transmission and marketing sector. This sector has experienced increased acquisition activity, both in the form of convergence of electric utilities and natural gas companies and industry consolidation. Pipeline companies are expanding their products and services offered by transferring intellectual capital including marketing and trading skills, along with a network of pipeline right of ways, and entering new industries such as telecommunications, bandwidth trading and e-commerce. Accordingly, competitors within the traditional gathering, transmission and marketing sector have evolved into distinct subgroups to more accurately reflect the business strategy that each company is pursuing:

  .  energy convergence;
  .  pipeline/telecommunications;
  .  pipeline master limited partnerships;
  .  local distribution companies; and
  .  traditional pipeline corporations.

     Our stock price performance over the past few years has lagged that of many others in the energy sector and the market in general. In May 2000, management had numerous discussions, both internally and with shareholders and members of the investment banking community, regarding our equity performance and what alternatives were available to increase our shareholders' value. Our common stock, then trading between $15.00 and $16.00 per share, had recently declined 24.0% from its then high of $21.00 on September 9, 1999, and had virtually no price appreciation over the prior two-year period.

     After informal discussions with our board and an executive management meeting, our management engaged CIBC World Markets, in June 2000, to assist us in evaluating strategic alternatives available to maximize shareholder value.

     At a regular board meeting on August 10, 2000, with all members of the board except Mr. Richard N. Richards present, the board reviewed our engagement of CIBC World Markets along with a list of companies that had been identified as likely buyers or partners for us. To the extent discussions had taken place, the board was informed which companies had expressed interest and what level of discussion had taken place. The board extensively discussed the best approach to continue this process in order to achieve the highest valuation for our shareholders.

     The board convened a regular board meeting on November 16, 2000, with all members present along with representatives from CIBC World Markets and our legal counsel. CIBC World Markets presented a report to the board covering its efforts to date. CIBC World Markets noted that 30 companies had been contacted as likely buyers and 15 companies had indicated a further interest and were provided with additional information. The board was given a summary of the discussions with each company. One written offer had been received but after more in-depth discussions was abandoned when agreement could not be reached on valuation. The board was also made aware of current negotiations with Enbridge that centered around a complex strategic alliance. It was also noted that Enbridge would be a likely buyer for our company in the event the current structure under discussion did not prove feasible. There were numerous questions regarding Enbridge and the reactions of the other potential buyers who had been approached.

     The board convened special meetings on February 1, 2001 and February 19, 2001 with all members and our legal counsel participating telephonically at each meeting. At the meetings, the board reviewed the status of the Enbridge negotiations which now involved a cash purchase of all Midcoast shares. The previously discussed structure had been abandoned due to tax issues and other considerations. At both meetings the board indicated its willingness for Mr. Tutcher to proceed with negotiations along the terms discussed.

     At a regular board meeting on February 26, 2001, with all members of the board present along with our legal counsel, the board was updated on the Enbridge transaction and informed that most remaining issues were close to
resolution.   The possible timing of when a final agreement might be reached were discussed as well as the mechanics of the transaction.

     We received a draft copy of the Agreement and Plan of Merger on March 8, 2001 from Enbridge's counsel and immediately began negotiating its terms. Our management provided the board with copies of the initial draft of the Agreement and Plan of Merger and our comments to that draft.

     At a March 14, 2001, special meeting of the board, with all members of the board, our legal counsel and representatives from CIBC World Markets present in person or telephonically, CIBC World Markets orally presented its fairness opinion to the board. The opinion indicated Enbridge's proposal was fair from a financial point of view based on CIBC World Markets' evaluation of recent comparable transactions in the industry and other valuation methodologies. The criteria CIBC World Markets had used to evaluate the Enbridge offer were discussed in detail as well as the transactions used for comparison. Questions from the board were answered and the written opinion of CIBC World Markets was delivered to the board later that day. Our legal counsel reviewed in detail the current version of the Agreement and Plan of Merger, which had been provided to the board earlier. He also answered questions regarding the few remaining outstanding items.

     The board convened a special meeting on March 15, 2001, with all members of the board, our legal counsel and representatives from CIBC World Markets present
in person or telephonically.   Representatives from CIBC World Markets
reviewed its written fairness opinion, which had been provided to the board earlier and answered questions concerning its evaluation. After discussion, the board accepted the fairness opinion. Our legal counsel next reviewed the revised Agreement and Plan of Merger. After discussion and advice from the board, management briefly adjourned the meeting to resolve one remaining issue with representatives from Enbridge. After these negotiations were completed, the meeting was again called to order and the board accepted the compromise that had been reached between our management and Enbridge. Based on discussions of the board and presentations by Mr. Tutcher, the fairness opinion and presentations of CIBC World Markets, and consultation with our legal counsel, along with additional other factors discussed below, our board unanimously:

  . approved the merger, the Agreement and Plan of Merger, and the transactions contemplated by the Agreement and Plan of Merger;

  . authorized Mr. Tutcher to execute the Agreement and Plan of Merger on our behalf;

  . declared the Agreement and Plan of Merger advisable and in the best interests of our shareholders; and

  . approved a recommendation that our shareholders vote in favor of approving the Agreement and Plan of Merger.

     Mr. Tutcher and Enbridge officers executed the Agreement and Plan of Merger the evening of March 15, 2001. All of our executive officers and directors who own shares of our common stock executed agreements, solely in their capacity as Midcoast shareholders, to vote their Midcoast shares for approval of the Agreement and Plan of Merger and the transactions contemplated by the Agreement and Plan of Merger. Prior to the opening of financial markets on March 16, 2001, we issued a press release announcing the proposed transaction with Enbridge.

RECOMMENDATION OF OUR BOARD AND REASONS FOR THE MERGER

     As described above in the section entitled "Background of the Merger," our board unanimously approved the merger, the Agreement and Plan of Merger and the transactions contemplated by that agreement at a special meeting held on March 15, 2001. Our board believes that the terms of the merger, the Agreement and Plan of Merger and the other transactions contemplated by the Agreement and Plan of Merger are fair to, and in the best interests of, Midcoast and its shareholders. Accordingly, our board recommends approval of the Agreement and Plan of Merger by our shareholders. In reaching its conclusion to approve the merger and the Agreement and Plan of Merger, our board consulted with our management and our legal counsel, and was advised by CIBC World Markets, our financial advisor in this transaction. The board considered our short-term and long-term interests and those of our shareholders. In particular, our board considered the following factors, all of which it deemed favorable, in reaching its decision to recommend the merger and the Agreement and Plan of Merger:

  . the consideration to be received by our shareholders in the merger represents a premium of 33% over the closing price of $20.25 on December 15, 2000, which was three months prior to the merger announcement, a premium of 20% over the closing price of $22.50 on February 15, 2001, which was one month prior to the merger announcement, and a premium of 7% over the closing price of $25.20 on March 15, 2001, which was one day prior to the merger announcement;

  . the financial condition, assets, results of operations, business and prospects of Midcoast;

  . the trading history of our common stock, which has been characterized by low daily trading volumes and the resulting illiquidity, typical of companies of similar size;

  . the opinion of CIBC World Markets that the consideration to be issued by Enbridge in the merger was fair, from a financial point of view, to the holders of our common stock, and the various analyses presented to our board of directors by CIBC World Markets See "Opinion of Midcoast's Financial Advisor" at page 14;

  .  the offer price in comparable transactions;

  . the ability of the board to change its recommendation, after giving Enbridge the opportunity to match a superior proposal, if it determines in good faith, based on matters it deems appropriate, after consulting with legal counsel, that the failure to change its recommendation would be reasonably likely to result in a breach of its fiduciary duties under applicable law; and

  . the terms and conditions of the Agreement and Plan of Merger, including the amount and form of consideration, the nature of the parties' representations, warranties, covenants and agreements, and the fact that the conditions to Enbridge's obligation to consummate the merger are reasonably limited and thus the risk that the merger would not be consummated was reasonably small.

     Our board also considered the fact that Enbridge has sufficient funds to finance the merger under its existing available credit capacity.

     Our board of directors consulted with CIBC World Markets during the course of its engagement. The board believed that CIBC's analysis was reasonable.

     Our board of directors also considered other strategic alternatives to the merger that might be available to us, including:

  .  creating other operating entities such as a master limited partnership;

  . remaining independent and continuing to expand our business into new geographical areas;

  . pursuing other business combinations, including mergers involving companies with significantly greater market capitalization than our own; and

  . rejecting Enbridge's offer and soliciting additional bids from interested third parties.

     The board considered the strategic options available to us and determined that none of these options was reasonably likely to present superior opportunities, or was reasonably likely to create greater value for our shareholders, than the prospects presented by the merger. After considering the potential benefits and risks to us and our shareholders associated with each of these alternatives, our board determined that the merger represented the alternative that is in the best interests of our shareholders.

     Our board also considered the following potentially negative factors of the merger in its deliberations concerning the merger and the Agreement and Plan of Merger.

     . Our board acknowledged that the merger would preclude the holders of our common stock from having the opportunity to participate in the future growth of our assets.

     . Our board of directors acknowledged that the merger is a taxable transaction and, as a result, holders of our common stock will be required to pay taxes on any built-in gain as a result of their receipt of the cash consideration in the transaction.

     . Our board considered the covenant in the Agreement and Plan of Merger restricting our ability to solicit or entertain other potential acquisition proposals.

     . Our board considered that we will have to pay a $15 million fee if the Agreement and Plan of Merger is terminated under circumstances specified in the agreement.

     . Our board considered the risks and costs to us if the merger does not close, which risks and costs would result from, among other things, the extensive efforts that would be required to attempt to complete the transaction and the significant distractions which our employees will experience during the pendency of the transaction.

     Our board also considered the potential benefits to certain directors, officers and employees discussed in the section entitled "Interests of Officers and Directors in the Merger," including the new employment agreements for Messrs. Tutcher, Berthelot, Bray and Kaitson, the severance benefits to which Messrs. Robert and Herbst will be entitled following the merger and any acceleration or vesting of outstanding options to acquire our common stock.

     In the opinion of our board, the above factors represent the material potential adverse consequences that could occur as a result of the merger. In considering the merger, our board considered the impact of these factors on our shareholders.

     In view of the wide variety of factors considered by our board, our board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our board viewed its position and recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth above, the board determined that the potential benefits of the merger outweighed the potential detriments associated with the merger.

     In the event the merger is not completed for any reason, we will continue to explore various strategic alternatives to maximize shareholder value, including other business combination opportunities.

OPINION OF MIDCOAST'S FINANCIAL ADVISOR

       Midcoast retained CIBC World Markets to act as its financial advisor in connection with the merger. On March 14, 2001, CIBC World Markets delivered its written opinion to Midcoast's board of directors that, as of that date, the cash consideration of $27.00 per share to be received by the holders of Midcoast common stock in the merger was fair from a financial point of view to the holders of Midcoast common stock.

       THE FULL TEXT OF THE WRITTEN OPINION OF CIBC WORLD MARKETS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CIBC WORLD MARKETS IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE. CIBC WORLD MARKETS PROVIDED ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF MIDCOAST'S BOARD OF DIRECTORS IN CONNECTION WITH THE BOARD'S CONSIDERATION OF THE MERGER. CIBC WORLD MARKETS' OPINION AND ITS PRESENTATION TO MIDCOAST'S BOARD ON MARCH 14, 2001 WERE AMONG MANY FACTORS TAKEN INTO CONSIDERATION BY THE MIDCOAST BOARD IN MAKING ITS DETERMINATION TO APPROVE AND RECOMMEND THE MERGER. CIBC WORLD MARKETS' OPINION DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY MIDCOAST TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY HOLDER OF MIDCOAST COMMON STOCK SHOULD VOTE WITH RESPECT TO THE MERGER. YOU SHOULD READ THE OPINION IN ITS ENTIRETY.

       In connection with its opinion, CIBC World Markets, among other things:

 .  reviewed a draft dated March 14, 2001 of the merger agreement;
 .  reviewed Midcoast's audited financial statements for the fiscal years ended
   1998 and 1999;
 .  reviewed Midcoast's unaudited financial statements for the fiscal year ended 2000;
 .  reviewed financial projections of Midcoast prepared by Midcoast and its management;
 .  participated in a process whereby thirty prospective buyers were contacted in connection with a possible sale of Midcoast;
 .  reviewed the historical market prices and trading volume for Midcoast common stock;
 .  held discussions with senior management of Midcoast with respect to the business and prospects for future growth of Midcoast;
 .  reviewed and analyzed certain publicly available financial data for certain companies that CIBC World Markets deemed comparable to Midcoast;
 . performed discounted cash flow analyses of Midcoast using certain assumptions of future performance provided to CIBC World Markets by the management of Midcoast;
 .  reviewed and analyzed certain publicly available financial information for transactions that CIBC World Markets deemed comparable to the merger;
 . reviewed public information concerning Midcoast; and . performed such other analyses and reviewed such other information as CIBC
   World Markets deemed appropriate.

       CIBC World Markets relied upon the accuracy and completeness of all of the financial and other information provided to it by Midcoast and assumed the accuracy and completeness of this information for purposes of rendering its opinion. CIBC World Markets assumed, at the direction of Midcoast's management, that the forecasts of future financial condition and operating results of Midcoast provided to CIBC World Markets were reasonably prepared on bases reflecting the best available information, estimates and judgment of Midcoast's management. CIBC World Markets has not made an independent evaluation or appraisal of the assets or liabilities of Midcoast or any of its subsidiaries and CIBC World Markets has not been furnished with any such evaluation or appraisal. CIBC World Markets was not asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Midcoast or the effect of any other transaction in which Midcoast might engage. CIBC World Markets' opinion was necessarily based on the information available to it and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets on the date of its opinion.

       The following is a summary of the material financial analyses used by CIBC World Markets in connection with providing its opinion to Midcoast's board of directors on March 14, 2001. Certain of the financial analyses summarized below include information presented in tabular format. In order to understand fully CIBC World Markets' financial analyses, the tables must be read together with the narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses. The tables alone do not constitute a complete description of the financial analyses.

       Comparable Companies Analysis. CIBC World Markets compared financial, operating and stock market data of Midcoast to corresponding data of selected publicly traded gathering, transmission and marketing companies. The selected companies were chosen because they are publicly traded companies with financial and operating characteristics that CIBC World Markets deemed to be similar to those of Midcoast. The selected comparable companies considered by CIBC World Markets were:

 .  Markwest Hydrocarbon, Inc.
 .  NUI Corp.,
 .  ONEOK, Inc.,
 .  TransMontaigne Oil Co. and
 .  Western Gas Resources, Inc.

       CIBC World Markets reviewed the market capitalization, enterprise value and total debt to enterprise value for each of the selected companies based on closing stock prices on March 13, 2001. CIBC World Markets reviewed equity value based on earnings per share, cash flow per share, earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA, the ratio of price to earnings per share, the ratio of price to cash flow per share and the ratio of enterprise value to EBITDA for the twelve months ended September 30, 2000 as well as estimates of earnings per share, cash flow per share, EBITDA, price to earnings per share, price to cash flow per share and the enterprise value to EBITDA for 2000 and 2001 respectively. All multiples were based on closing stock prices on March 13, 2001. Estimated financial data for the selected companies was based on publicly available research analysts' estimates, and estimated financial data for Midcoast was based on estimates provided by Midcoast's management.

     The following table sets forth the results of this review:


                                                             IMPLIED MULTIPLES OF SELECTED COMPANIES
                                                  --------------------------------------------------------------
FINANCIAL MEASURE                                        HIGH                   LOW                AVERAGE
-----------------------------------------------   -----------------      ----------------     -------------------
Price to Earnings Per Share
     Last Twelve Months (9/30/00)                        20.7x                 11.1x                15.6x
     2000 (Estimate)                                     24.8x                 9.5x                 15.8x
     2001 (Estimate)                                     17.7x                 8.5x                 12.8x

Price to Cash Flow Per Share
     Last Twelve Months (9/30/00)                        9.7x                  4.7x                  6.7x
     2000 (Estimate)                                     8.2x                  4.5x                  6.6x
     2001 (Estimate)                                     7.0x                  4.3x                  5.5x

Enterprise Value to EBITDA
     Last Twelve Months (9/30/00)                        14.1x                 4.9x                  9.8x
     2000 (Estimate)                                     14.8x                 5.1x                  9.3x
     2001 (Estimate)                                     11.3x                 4.8x                  8.0x

       CIBC World Markets then applied this range of multiples for the selected companies to corresponding data of Midcoast. This analysis indicated an implied equity reference range for Midcoast of approximately $11.98 to $36.05 per share, with an average of $23.29 per share.

       No company used in the above comparable public company analysis is identical to Midcoast. Accordingly, an examination of the results of the comparable company analysis involves complex considerations and judgments concerning the companies and other factors that could affect the public trading value and acquisition value of the companies and Midcoast.

       Selected Transactions Analysis. Using publicly available information, CIBC World Markets analyzed the purchase prices and implied transaction multiples paid in the following 28 merger and acquisition transactions in the gathering, transmission and marketing industry since January 1998:

 .  Advantage Management Group/Kenan Transport Company            .  KN Energy, Inc./Kinder Morgan, Inc.
 .  Northern Border Partners, L.P./Bear Paw Energy LLC            .  Enogex Inc./Transok, LLC
 .  TEPPCO Partners, L.P./Duke Energy Field Services, LP          .  CTG Resources Inc./Energy East Corp.
 .  NUI Corporation/Virginia Gas Company                          .  Pennsylvania Enterprises Inc./Southern Union Co.
 .  Alberta Energy Co. Ltd./Green River Pipeline LLC              .  El Paso Energy Corp./Sonat Inc.
 .  Green River Pipeline, LLC/MCN Energy Group, Inc. (Jonah Gas)  .  Leviathan Gas Pipeline Partners, L.P./El Paso Energy Corp.
 .  TEPPCO Partners, L.P./Arco Pipeline Company                   .  UtiliCorp United Inc./Aquila Gas Pipeline Corp.
 .  NiSource Inc./Columbia Energy Group                           .  Duke Energy Field Services/Union Pacific Resources Group, Inc.
 .  ONEOK, Inc./Dynegy, Inc.                                      .  CMS Energy Corp./Panhandle Eastern Pipeline Company
 .  El Paso Energy Corp./PG&E                                     .  TEPPCO Partners L.P./Duke Energy
 .  El Paso Energy Corp./Coastal Corp.                            .  CMS Energy Corporation/Continental Natural Gas, Inc.
 .  Duke Energy Corp./East Tennessee Natural Gas Co.              .  El Paso Energy Corp./Deep Tech International (Leviathan)
 .  Midcoast Energy Resources, Inc./Kansas Pipeline Company       .  KN Energy, Inc./Occidental Petroleum Corp.
 .  Fall River Gas Co./Southern Union Co.                         .  TransCanada Pipelines Ltd./Nova Corporation

  CIBC World Markets analyzed the transaction values implied by the purchase prices as multiples of trailing 12 months, or TTM, EBITDA and selected from the resulting multiples a range of multiples from transactions deemed most comparable to the Enbridge-Midcoast transaction. The following table sets forth the results of this analysis:

                                                             IMPLIED MULTIPLES IN RECENT TRANSACTIONS
                                                  --------------------------------------------------------------
Financial Measure                                        HIGH                   LOW                AVERAGE
-----------------------------------------------   -------------------   -------------------   ------------------

Transaction Value/TTM EBITDA                             10.2x                 7.0x                  8.4x

  CIBC World Markets then applied this range of selected multiples from the selected transactions to corresponding financial data of Midcoast. This analysis indicated an implied equity reference range for Midcoast of approximately $13.57 to $28.58 per share, with an average of $20.14 per share.

  No company or transaction used in the above selected transaction analysis is identical to Midcoast or the proposed merger. Accordingly, an examination of the results of the selected transactions analysis involves complex considerations and judgments concerning the companies involved and the transactions and other factors that could affect the public trading value and acquisition value of the companies and Midcoast.

  Premium Paid Analysis. Using publicly available information, CIBC World Markets analyzed the implied premiums paid in the following three merger and acquisition transactions in the gathering, transmission and marketing industry since September 1997 that CIBC World Markets deemed comparable to the merger:

 .  CMS Energy Corporation/Continental Natural Gas, Inc.
 .  Koch Industries, Inc./USX-Delhi Group
 .  Shell Oil Company/Tejas Gas Corporation

     As part of this analysis, CIBC World Markets calculated the premium paid for the acquired companies' equity securities over pre-announcement stock prices four weeks prior to announcement.

                                                    IMPLIED PREMIUMS IN RECENT TRANSACTIONS
                                         -------------------------------------------------------------
Financial Measure                               HIGH                 LOW                 AVERAGE
--------------------------------------   ------------------   ------------------   -------------------
4 Week Premium                                  38%                  32%                   35%

     This analysis indicated an implied equity reference range for Midcoast of approximately $30.03 to $31.40 per share, with an average of $30.71 per share. CIBC World Markets compared these premiums to the approximately 19% four week premium to be paid in connection with the Enbridge-Midcoast transaction. CIBC World Markets also considered the fact that over the three-year period ended March 13, 2001, approximately 90% of the total volume of Midcoast stock traded under $20.00 per share, which is the preannouncement value that a 35% premium would imply in the acquisition price of $27.00 per share.

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis based on forecasts provided by Midcoast's management, CIBC World Markets estimated the present value of the future cash flows that Midcoast could generate during the four fiscal years ending December 31, 2004. In this analysis, CIBC World Markets estimated the terminal value based on multiples of 6.0 to 10.0 times Midcoast's estimated EBITDA for the twelve months ending December 31, 2004. The free cash flows and terminal values were discounted to present values using rates of 8%, 10% and 12%. After deducting debt from, and adding back cash to, the present value of free cash flows and terminal values, this analysis produced a range of per common share equity values for Midcoast common stock of approximately $13.31 to $35.86 per share, with an average of $23.93 per share.

     The summary set forth above does not purport to be a complete description of the analyses underlying CIBC World Markets' opinion or the presentation made by CIBC World Markets to Midcoast's board. The preparation of a fairness opinion is a complex and analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, the opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, CIBC World Markets did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying CIBC World Markets' opinion.

     In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CIBC World Markets and Midcoast. Any estimates contained in the analyses performed by CIBC World Markets are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, no company or transaction used in the above analyses as a comparison is directly comparable to Midcoast or the contemplated transaction. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. The analyses were prepared for the purpose of CIBC World Markets providing its opinion to Midcoast's board of directors that the cash consideration in the merger was fair from a financial point of view to the holders of the outstanding shares of Midcoast's common stock.

     CIBC World Markets acted as Midcoast's financial advisor in connection with, and participated in certain of the negotiations leading to, the merger agreement. Pursuant to its engagement letter dated June 26, 2000, Midcoast engaged CIBC World Markets to act as its financial advisor in connection with the contemplated transaction. Pursuant to the engagement letter, Midcoast has agreed to pay CIBC World Markets a fee equal to (i) 0.75% of the transaction value up to and including $600 million; plus (ii) 2.0% of the transaction value in excess of $600 million. Assuming the transaction is valued at approximately $600 million, CIBC World Markets estimates that its fee will total approximately $4.5 million. Midcoast has further agreed to reimburse CIBC World Markets for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify CIBC World Markets and its affiliates and their respective officers, directors, employees, agents and controlling persons against specified liabilities, including liabilities under the federal securities laws.

     Midcoast retained CIBC World Markets based upon CIBC World Markets' experience. CIBC World Markets is an internationally recognized investment banking firm that has substantial experience in transactions similar to the proposed merger. CIBC World Markets, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes.

     CIBC World Markets provides a full range of financial advisory and brokerage services and, in the course of its normal trading activities, may from time to time effect transactions and hold long or short positions in securities, including derivative securities, of Midcoast and Enbridge for its own account and for the account of customers. In the past, CIBC World Markets has performed investment banking and other services for Midcoast and Enbridge and has been compensated for such services. An affiliate of CIBC World Markets is a participant in credit facilities made available to both Midcoast and Enbridge.

FINANCING ARRANGEMENTS

       Enbridge expects to pay the merger consideration and its fees and expenses incurred in connection with the merger from its existing available credit capacity. In addition, Enbridge anticipates that it will assume approximately $250 million in Midcoast debt.

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

       Following the merger, Dan C. Tutcher, our Chairman, President and Chief Executive Officer, will be a director of the surviving corporation and will execute a new employment agreement with Enbridge. I. J. Berthelot, II, one of our directors and our Executive Vice President and Chief Operating Officer, will also execute a new employment agreement with Enbridge following the merger. William Bray, our Vice President of Business Development, and E. Chris Kaitson, our General Counsel, will also execute new employment agreements with Enbridge following the merger. Our current employment and executive severance agreements with Messrs. Tutcher, Berthelot, Bray and Kaitson will be terminated upon consummation of the merger. Richard A. Robert, our Chief Financial Officer and Treasurer, and Duane S. Herbst, our Vice President of Corporate Affairs and Secretary, have existing executive severance agreements with us and they will be entitled to certain severance payments and benefits following the merger and may be retained by the surviving corporation as consultants.

       The material terms of the new employment agreements with Enbridge are anticipated to include a cash signing incentive, initial Enbridge common stock options, initial annual base salary and severance benefits. The remainder of this paragraph provides a description of the anticipated details of those material terms. The cash signing incentive will be paid in a lump sum on the date of the new employment agreement. The term of the initial Enbridge common stock options granted to each executive will be ten years and the exercise price will be the closing price of Enbridge's common shares on the trading day immediately prior to the effective date of the merger. One-quarter of such options will vest on each of the first four anniversaries of the executive's employment agreement. If the new employment agreement is terminated by Enbridge without cause or the executive is constructively dismissed, the executive will be entitled to severance benefits including twenty-four times the executive's current monthly salary and twice the executive's last bonus each payable immediately upon termination, medical and insurance benefits for two years, a lump sum equal to Enbridge's portion of contributions on behalf of the executive to Enbridge's savings plan for two years based upon the executive's base salary at the date of termination, and the normal and supplemental benefits under pension plans and supplementary undertakings of which the executive is a member at the date of termination. The table below shows the anticipated cash signing incentive, initial Enbridge common stock options and initial base salary for the listed executives.

                          Cash Signing         Initial Enbridge        Initial Annual
     Executive             Incentive            Stock Options            Base Salary
--------------------   ------------------   ----------------------   -------------------
Dan C. Tutcher               $285,000                30,000               $285,000
I. J. Berthelot, II          $220,000                24,000               $220,000
William Bray                 $140,000                14,000               $140,000
E. Chris Kaitson             $150,000                14,000               $150,000

       As of the closing of the merger, all of our outstanding stock options will be exchanged for Enbridge stock options. As a result, the options set forth in the following table held by our officers and directors will be exchanged for options to purchase the number of common shares of Enbridge as is necessary to produce an intrinsic value that equals the intrinsic value of the surrendered option with the surrendered option valued at $27.00 per share. The table below sets forth the number of shares of our common stock underlying options owned by each of our directors and executive officers, the range of exercise prices for those options, and the aggregate value of in-the-money options assuming a value of $27.00 per underlying share.

                                           NUMBER OF SHARES          RANGE OF EXERCISE           AGGREGATE VALUE OF
        Officer or Director               UNDERLYING OPTIONS         PRICES OF OPTIONS          IN-THE-MONEY OPTIONS
------------------------------------   ------------------------    ----------------------       --------------------
Dan C. Tutcher                                   98,550                $  8.40-$22.10                $1,266,338
I. J. Berthelot, II                              88,750                $ 7.636-$22.10                $1,244,440
Richard A. Robert                                68,750                $ 7.636-$22.10                $  944,261
William Bray                                     32,188                $ 7.636-$22.10                $  478,703
Duane S. Herbst                                  37,313                $ 7.636-$22.10                $  665,268
Ted Collins, Jr.(1)                               5,000                $       15.125                $   59,375
Curtis J. Dufour, III                               ---                           ---                       ---
Richard N. Richards                              23,125                $  11.00-18.40                $  273,750
Bruce Withers                                    36,875                $11.773-$18.40                $  477,807

----------------
  (1) Mr. Collins is an affiliate of Cortez Natural Gas, Inc. which owns presently exercisable warrants to acquire 139,496 shares of our common stock at an exercise price per share of $15.818. Following the merger, these warrants will be exercisable and represent only the right to receive an amount per share equal to the amount by which $27.00 exceeds the exercise price of the warrant.

       In addition, under the terms of the Agreement and Plan of Merger, our directors and officers will be entitled to indemnification in some circumstances, as more fully described in the section entitled "The Agreement and Plan of Merger--Additional Agreements--Indemnification."

VOTING AGREEMENTS WITH DIRECTORS AND SENIOR MANAGEMENT

       Enbridge has entered into shareholder voting agreements with all of our executive officers and directors, except Bruce Withers, who owns no shares of our common stock. In these agreements, our executive officers and directors, acting solely in their capacity as shareholders of Midcoast common stock and not in their capacity as directors and officers of Midcoast, agreed to vote their shares of Midcoast common stock, and to cause any holder of their shares of Midcoast common stock, to approve the merger and the Agreement and Plan of Merger and the transactions contemplated by the Agreement and Plan of Merger and not to vote for any alternative acquisition proposal until their voting agreement has been terminated. These officers and directors also agreed not to transfer or encumber their shares of Midcoast common stock until their voting agreement has been terminated. In aggregate, these officers and directors own approximately [1,542,912] shares of our common stock, which accounts for approximately [12.3] percent of our outstanding common stock.

SOME EFFECTS OF THE MERGER

       If the merger is completed, holders of shares of our common stock will not have an opportunity to continue their equity interest in us as an ongoing corporation and, therefore, will not have the opportunity to share in our future earnings, dividends or growth, if any. In addition, upon completion of the merger, our common stock will no longer be listed on the American Stock Exchange and will cease to be registered with the Securities and Exchange Commission.

METHOD OF ACCOUNTING

       The merger will be accounted for under the purchase method of accounting.


                        THE AGREEMENT AND PLAN OF MERGER

       The terms of and conditions to the merger are contained in the Agreement and Plan of Merger, a copy of which is attached to this proxy statement as Appendix A and incorporated in this document by reference. Set forth below is a description of material terms and conditions of the merger. This description is qualified in its entirety by, and made subject to, the more complete information set forth in the Agreement and Plan of Merger.

EFFECTIVE TIME OF THE MERGER

       The merger will become effective when the Secretary of State of the State of Texas has accepted for filing the articles of merger in accordance with the Texas Business Corporation Act. At that time, Marlin will be merged with and into Midcoast and will cease to exist as a separate entity and Midcoast will become an indirect wholly-owned subsidiary of Enbridge. The new name of the surviving corporation will be Enbridge Midcoast Energy, Inc. We expect the merger to become effective as soon as practicable after approval of the merger by our shareholders and the satisfaction or waiver of all other conditions to closing the merger.

EFFECT OF MERGER ON OUR CAPITAL STOCK

       At the effective time of the merger, each issued and outstanding share of our common stock will be converted into the right to receive $27.00 in cash, without interest. All shares of our common stock that are owned directly or indirectly by us as treasury stock or by any of our wholly-owned subsidiaries, or by Enbridge, Marlin or any other wholly-owned subsidiary of Enbridge will be cancelled and no consideration we be paid in exchange for such shares.

TREATMENT OF STOCK OPTIONS AND WARRANTS

       Immediately prior to the effective time of the merger, each outstanding option to purchase our common stock shall be exchanged for a substitute option to purchase, on substantially the same terms and vesting schedule as was applicable to the surrendered option, after giving effect to any existing provisions in Midcoast stock plans that provide for the automatic acceleration of vesting upon consummation of a change of control of Midcoast, such number of common shares of Enbridge as is necessary to produce an intrinsic value that equals the intrinsic value of the surrendered option. However, an option to purchase a fractional share of the common shares of Enbridge will not be granted. For purposes of determining the intrinsic values of the surrendered options and the options granted in exchange therefor, the fair market value of our common shares will be $27.00 and the fair market value of Enbridge's common shares will be the average of the means between the highest and lowest quoted selling prices of the shares on the five trading days ending on the date of the effective time of the merger. Each of the mean values used to calculate the average will be calculated in U.S. dollars using the exchange rate of the Canadian dollar to the U.S. dollar on the applicable date. In the case of any Midcoast stock option to which Section 421 of the Unite States Internal Revenue Code applies by reason of its qualification under any of Sections 422 and 424 of that code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such substituted option shall be determined in such manner so as to comply with Section 422.

       Immediately after the effective time of the merger, Enbridge must prepare and file with the SEC a registration statement on Form S-8 covering the substituted options described above and cause the S-8 to become effective. If necessary to permit reoffers and resale by optionees, Enbridge must prepare and file a reoffer prospectus with a post-effective amendment to the S-8 and cause such post-effective amendment to become effective.

       Each outstanding warrant to purchase shares of our common stock will, at the effective time of the merger, be exercisable by its holder and represent only the right to receive an amount per share equal to the amount by which $27.00 exceeds the exercise price of the warrant.

EXCHANGE OF CERTIFICATES

       Prior the effective time of the merger, Enbridge will select a bank or trust company to act as paying agent for payment of the merger consideration upon surrender of certificates representing shares of our common stock.
Enbridge must also take all steps necessary to enable the surviving corporation to provide the paying agent on a timely basis funds necessary to pay the holders of shares of our common stock outstanding immediately prior to the effective time of the merger, other than shareholders exercising their dissenters' rights.

       Promptly after the effective time of the merger, the paying agent will send to each shareholder of record (other than Enbridge or Midcoast or any of their subsidiaries) as of immediately prior to the effective time, (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the paying agent and which shall be in a form and have such other provisions as Enbridge may reasonably specify and (ii) instructions for use in effecting the surrender of the certificates in exchange for the merger consideration.

       Upon surrender of a certificate for cancellation to the paying agent or to such other agent or agents as may be appointed by the surviving corporation, together with a letter of transmittal, duly executed, and any other documents reasonably required by the paying agent, the holder of such certificate will be entitled to receive in exchange for such certificate, the amount of cash into which the shares of Midcoast common stock represented by such certificate has been converted, and the certificate will be canceled. No interest will be paid or will accrue on the cash payable upon the surrender of any certificate. If payment is to be made to a person other than the person in whose name a surrendered certificate is registered, it will be a condition of payment that the certificate be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate or establish to the satisfaction of the surviving corporation that such tax has been paid or is not applicable. Until surrendered, each certificate will be deemed at any time after the effective time of the merger to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Midcoast common stock represented by such certificate

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

has been converted. Neither the paying agent nor any party will be liable to a former Midcoast shareholder for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any certificate has not been surrendered prior to seven years after the effective time of the merger (or immediately prior to such earlier date on which any payment would otherwise escheat to or become the property of any governmental body or agency) the payment in respect of such certificate will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto. Any funds made available to the paying agent that remain unclaimed by holders of certificates for six months after the effective time of the merger will be delivered to the surviving corporation upon demand and any holder of certificates who has not already followed the exchange procedures must then look only to the surviving corporation for payment of their claim for merger consideration.

       All cash paid upon the surrender of certificates in accordance with the exchange procedures will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Midcoast common stock represented by such certificates. At the effective time of the merger, the stock transfer books of Midcoast will be closed, and no further registration of transfers of Midcoast common stock will be made. If, after the effective time of the merger, certificates are presented to the surviving corporation for any reason, they will be canceled and exchanged as described above.

       You should not send any stock certificates to the paying agent or to anyone else until you receive the letter of transmittal. Upon the surrender of a stock certificate, the paying agent will issue to the surrendering holder the consideration described above.

REPRESENTATIONS AND WARRANTIES OF MIDCOAST, ENBRIDGE AND MARLIN

       In the Agreement and Plan of Merger, we make various representations and warranties, subject to exceptions that were disclosed to Enbridge, concerning our business and assets. These representations and warranties cover various matters, such as:

 .  corporate organization, standing, power and authority;
 .  corporate organization, standing, power and authority of subsidiaries and absence of ownership interests in other entities;
 .  capital structure;
 .  non-contravention of existing agreements and corporate documents;
 .  government approvals and required consents;
 .  documents and other reports filed with the SEC;
 .  absence of untrue statements or omissions in information contained in this proxy statement;
 .  absence of certain changes or events;
 .  absence of defaults under corporate documents, agreements or certain other documents;
 .  non-application of state takeover statutes and absence of supermajority voting requirement;
 .  litigation;
 .  employee benefit matters and ERISA;
 .  taxes and tax returns;
 .  absence of excess parachute payments;
 .  environmental matters;
 .  compliance with laws and permits;
 .  material contracts and agreements;
 .  title to properties;
 .  intellectual property;
 .  labor and employment matters;
 .  receipt of a fairness opinion;
 .  absence of brokers;
 .  board recommendation; and
 . the required vote of Midcoast shareholders and votes of directors and executive officers.

       The Agreement and Plan of Merger also contains customary representations and warranties of Enbridge and Marlin relating to various aspects of their business and the merger, including:

 .  corporate organization, standing, power and authority;
 .  non-contravention of existing agreements and corporate documents;
 .  government approvals and required consents;
 .  absence of untrue statements or omissions in information contained in this proxy statement;
 .  absence of brokers;
 .  litigation; and
 .  financing.

CONDUCT OF OUR BUSINESS BEFORE THE EFFECTIVE TIME OF THE MERGER

     We have agreed that, prior to the effective time of the merger, we and our subsidiaries will generally:

 .  conduct our business in the ordinary course and usual manner;
 .  preserve our present business organizations;
 . keep available the services of our officers and employees; and . preserve our existing business relationships.

     We have also agreed that we and our subsidiaries will not take a number of corporate acts prior to the effective time of the merger, including the following actions:

 .  changing our capital stock;
 . acquiring any of our capital stock or the capital stock of our subsidiaries; . issuing, delivering, selling, disposing of or encumbering any shares or convertible securities except upon the exercise of currently existing convertible securities;
 .  amending organizational documents;
 .  acquiring another business entity, an interest in another business entity or substantial assets of another business entity;
 . selling, leasing, mortgaging, pledging or other encumbering or disposing of any properties or assets except in the ordinary course of business consistent with past practice and other transactions which in the aggregate involve $1,000,000 or less;
 .  incurring any indebtedness for borrowed money or guaranteeing any such indebtedness of another person;
 . making any loans, advances or capital contributions to, or investments in, any other person, other than Midcoast or any of it direct or indirect wholly-owned subsidiaries;
 . making or incurring new capital expenditures which in the aggregate would exceed $1,000,000 other than as described in the capital budget provided to Enbridge;
 .  making a material tax election of settling or compromising any material tax liability;
 . paying, discharging or satisfying any claims liabilities or obligations other than in the ordinary course of business with respect to liabilities reflected or reserved against in our balance sheet;
 .  waiving the benefits of, or agreeing to modify, any confidentiality, standstill or similar agreement;
 . adopting a plan of complete or partial dissolution or resolutions providing for or authorizing such a liquidation or dissolution, merger, consolidation, restructuring, recapitalization or reorganization;
 .  entering into a new collective bargaining agreement;
 .  changing any accounting principal except as required by the United States
   Securities and Exchange Commission;
 .  settling or compromising any litigation except where the amount to be paid does not exceed $500,000 or with the consent of Enbridge;
 . entering into any new, or amending any existing, severance agreement or arrangement, deferred compensation arrangement or employment agreement with any officer, director or employee, except that, for the hiring of additional employees to the extent deemed by its management to be in our the best interests; provided, that we may not enter into any employment or severance agreement or any deferred compensation arrangement with any such additional employees;

 . adopting any new, or amending any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees (other than amendments required by law or to maintain the tax qualified status of such plans under the United States Internal Revenue
   Code);
 . granting any increases in employee compensation, other than in the ordinary course or pursuant to promotions, in each case consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases and bonus payments consistent with past practices);
 . granting any stock options or stock awards; and . adopting or amending (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit of any person, increasing the compensation or fringe benefits of any person, or, except as provided in an existing company benefit plan or in the ordinary course of business consistent with past practice, increasing the compensation or fringe benefits of any person or paying any benefit not required by any existing plan, arrangement or agreement.

ADDITIONAL AGREEMENTS

     Shareholder Approval; Preparation of this Proxy Statement. We have agreed to duly call, give notice of, convene and hold the special meeting of our shareholders as promptly as practicable after the execution of the Agreement and Plan of Merger for the purpose of voting on the approval of the Agreement and Plan of Merger and approving related matters and to recommend that our shareholders approve the Agreement and Plan of Merger. We also agreed as soon as practical after the execution of the Agreement and Plan of Merger, to prepare this proxy statement and file it with the United States Securities and Exchange Commission.

     Indemnification. Enbridge has agreed that, after the effective time of the merger, Enbridge will indemnify and hold harmless the present and former directors and officers of Midcoast and our subsidiaries and employees of Midcoast and our subsidiaries who act as a fiduciary under any of our benefit plans against various liabilities to the extent they were indemnified by Midcoast as of the date of the Agreement and Plan of Merger. Enbridge has also agreed to purchase and maintain for a period of six years after the effective time of the merger, directors' and officers' liability insurance, provided that Enbridge will not be required to pay an annual premium in excess of three times the last annual premium paid by us prior to the date of the Agreement and Plan of Merger. Existing rights to indemnification for acts or omissions occurring prior to the effective time of the merger and provided for in our corporate documents or those of our subsidiaries and in any indemnification agreements will survive the merger. The surviving corporation must continue those rights in full force and effect in accordance with their terms and Enbridge shall be financially responsible for those rights.

     Fees and Expenses. Except for the fee and expense reimbursement described below, each party is to bear its own fees and expenses incurred in connection with the merger, the Agreement and Plan of Merger and the transactions contemplated by the Agreement and Plan of Merger.

     Midcoast Employee Stock Purchase Plan. We amended our Employee Stock Purchase Plan to provide that:

 .  at the effective time of the merger the offering period under such plan in which the effective time of the merger occurs shall expire;
 .  no shares of our common stock will be purchased with respect to such offering period; and
 . we must pay to each participant in such plan an amount in cash equal to the number of shares of our common stock that the participant could have purchased on the last day immediately preceding the effective time of the merger with the aggregate amount of such participant's payroll deduction contributions accumulated during such offering period through the effective time of the merger multiplied by $27.00.

CONDITIONS PRECEDENT TO THE MERGER

     Conditions to Each Party's Obligation to Effect the Merger. The obligation of Enbridge and Midcoast to effect the merger depend on the satisfaction of the following conditions:

 . our shareholders holding at least a majority of our outstanding common stock must have approved the merger at a duly held meeting of our shareholders or at any adjournment thereof;

 . all authorizations, consents, orders or approvals of, or declarations or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by the Agreement and Plan of Merger must have been filed, must have occurred or must have been obtained; and
 . no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect; provided, however, that each of the parties must have used reasonable efforts, subject to certain limitations, to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

       Conditions to Obligations of Enbridge and Marlin. The obligations of Enbridge and Marlin to effect the merger are subject to the following conditions:

 . we must have performed in all material respects all obligations to be performed by us under the Agreement and Plan of Merger prior to the effective time of the merger;
 . each of our representations and warranties contained in the Agreement and Plan of Merger must be true and correct in all material respects
   (disregarding for these purposes any materiality qualifications contained therein) when made and as of the effective time of the merger as if made on and as of such date; provided, that such representations and warranties that are by their express provisions made as of a specific date need be true and correct only as of such specific date;
 . receipt of all required authorizations, consents or approvals of any third party the failure of which to obtain would have a material adverse effect on the surviving corporation, assuming the merger had taken place;
 .  no material adverse change to Midcoast must have occurred;
 .  Dan C. Tutcher, I. J. Berthelot, II, William Bray and E. Chris Kaitson must have entered into new employment arrangements with Enbridge;
 .  each outstanding option to purchase shares of our common stock must have been exchanged; and
 . Enbridge and Marlin must have received an opinion from Midcoast's counsel substantially to the effect set forth in Exhibit A to the Agreement and Plan of Merger.

       Conditions to the Obligations of Midcoast. Our obligation to effect the merger is subject to the following conditions:

 . Enbridge and Marlin must have performed in all material respects all obligations to be performed by them under the Agreement and Plan of Merger prior to the effective time of the merger; and

 . Each of the representations and warranties of Enbridge and Marlin contained in Agreement and Plan of Merger must be true and correct in all material respects (disregarding for these purposes any materiality qualifications contained therein) when made and as of the effective time of the merger as if made on and as of such date; provided, that such representations and warranties that are by their express provisions made as of a specific date need be true and correct only as of such specific date.

TERMINATION AND AMENDMENT

       Termination. The Agreement and Plan of Merger may be terminated at any time prior to the effective time of the merger, whether before or after approval by our shareholders, by:

 .  the mutual written consent of Enbridge and Midcoast;
 .  either Enbridge or Midcoast if:
   . the votes of our shareholders for the Agreement and Plan of Merger at the special meeting are insufficient to approve the Agreement and Plan of Merger;
   . the merger has not been consummated on or before August 31, 2001, unless the failure to consummate the merger is the result of a material breach of the Agreement and Plan of Merger by the party seeking to terminate the agreement; or
   . any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body has issued an order, decree or ruling or shall have taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of our common stock pursuant to the merger and such order, decree, ruling or other action shall have become final and nonappealable;
 . Midcoast in accordance with the provisions of the Agreement and Plan of Merger governing the receipt of a superior acquisition proposal;

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

 . Enbridge, if Midcoast breaches any of its representations or warranties or fails to perform in any material respect any of its covenants, agreements or obligations under the Agreement and Plan of Merger, and such breach or failure:
   . would give rise to a failure of a condition precedent for Enbridge and Marlin to effect the merger; and
   . such breach or failure cannot be or has not been cured within 45 days following receipt of written notice of such breach; or
 . Midcoast, if Enbridge or Marlin breaches any of their representations or warranties or fail to perform in any material respect any of their covenants, agreements or obligations under the Agreement and Plan of Merger, and such breach or failure:
   . would give rise to a failure of a condition precedent for Midcoast to effect the merger; and
   . such breach or failure cannot be or has not been cured within 45 days following receipt of written notice of such breach.

          Amendment. The Agreement and Plan of Merger may be amended by the parties at any time before or after approval of our shareholders is obtained; provided, however, that after such approval, no amendment can be made that by law requires further approval by our shareholders without the further approval of our shareholders. The Agreement and Plan of Merger can only be amended by an instrument in writing signed on behalf of each of the parties.

SPECIAL PROVISIONS AS TO CERTAIN MATTERS

          Takeover Defenses of Midcoast and Standstill Agreements. We waived the provisions of a letter agreement between Midcoast and Enbridge prohibiting the purchase of shares of our common stock or acting to influence or control Midcoast, solely in connection with the transactions contemplated by the Agreement and Plan of Merger.

          No Solicitation. We have agreed that, until the termination of the Agreement and Plan of Merger or the effective time of the merger, we will not, nor shall we permit any of our subsidiaries to, nor authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, agent or representative of, Midcoast or any of our subsidiaries to, and on becoming aware of will take all reasonable steps to stop such person from continuing to directly or indirectly:

 .  solicit, initiate, encourage or otherwise intentionally facilitate the making of an acquisition proposal;
 . enter into any agreement (other than as required by the fiduciary duties of our board of directors as provided below) with respect to any acquisition proposal; or
 . participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal.

       We have also agreed to immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted prior to the date of the Agreement and Plan of Merger by the Midcoast or any Midcoast representatives with respect to any acquisition proposal existing on the date of the Agreement and Plan of Merger. We must notify Enbridge promptly in writing of the pendency of any negotiations respecting, or the receipt of, any acquisition proposal.

       To the extent required by the fiduciary duties of our board of directors, we may at any time prior to shareholder approval of the merger, in response to an unsolicited request for information, furnish such information to any person or group pursuant to a confidentiality agreement on substantially the same terms as provided in the confidentiality agreement between Midcoast and Enbridge and otherwise enter into discussions and negotiations with such person or group as to any superior proposal such person or group has made.

       If our board of directors receives a proposal from a third party to acquire us that it determines is superior to Enbridge's offer, the board may rescind or modify its recommendation that our shareholders approve the Agreement and Plan of Merger and we may terminate the Agreement and Plan of Merger if by midnight on the third business day following notice to Enbridge of the acquisition proposal, Enbridge has not agreed to amend terms of the Agreement and Plan of Merger such that they are no less favorable than the terms of the superior proposal. If Midcoast terminates the Agreement and Plan of Merger because of the receipt of a superior proposal, Midcoast must pay Enbridge $15 million to reimburse its fees and expenses.

       The term "acquisition proposal" means (i) any proposal, other than a proposal by Enbridge or any of its affiliates, for a merger or other business combination involving Midcoast, (ii) any proposal or offer, other than a proposal or offer by Enbridge or any of its affiliates, to acquire from Midcoast or any of its affiliates in any manner, directly or indirectly, an equity interest in Midcoast or any subsidiary, any voting securities of Midcoast or any subsidiary or a material amount of the assets of Midcoast and its subsidiaries, taken as a whole, or (iii) any proposal or offer, other than a proposal or offer by Enbridge or any of its affiliates, to acquire from the shareholders of Midcoast by tender offer, exchange offer or otherwise more than 20% of the outstanding shares of Midcoast common stock.

       The term "superior proposal" means any bona fide acquisition proposal to acquire, directly or indirectly, for consideration consisting of cash, securities or a combination thereof, at least a majority of the Midcoast common stock then outstanding or all or substantially all the assets of Midcoast, and otherwise on terms which a majority of the members of our board determines in its good faith reasonable judgment (taking into consideration the written advice of a financial advisor of nationally recognized reputation, a copy of which must be provided to Enbridge) to be more favorable to the Midcoast shareholders than the merger and which it intends to recommend that the Midcoast shareholders approve. In reaching such good faith determination, our board will give significant consideration to whether an acquisition proposal includes definite financing.

       Fee and Expense Reimbursement. We must pay a fee of $15 million dollars to Enbridge (in recognition of the fees and expenses incurred to by Enbridge in connection with the matters contemplated by the Agreement and Plan of Merger) promptly upon:

 .  termination of the Agreement and Plan of Merger by:
   . Enbridge or Midcoast if shareholder approval is not obtained at the Special Meeting, but only if prior to the Special Meeting a third party has made a bona fide written acquisition proposal to Midcoast; or
   . by Midcoast in accordance with the provisions of the Agreement and Plan of Merger governing our receipt of a superior proposal; or
 .  our board of directors:
   . withdrawing or modifying, or proposing to withdraw or modify, in a manner adverse to Enbridge or Marlin, its approval or recommendation of the Agreement and Plan of Merger or the merger or its taking of any action having such effect; or
   . approving or recommending, or proposing to approve or recommend, any other acquisition proposal, but only if our board has not reinstated its recommendation of the Agreement and Plan of Merger or withdrawn its approval or recommendation or both of any such proposal within two days of taking such actions.


                   YOU HAVE DISSENTERS' RIGHTS IN THE MERGER

          If the merger is consummated, shareholders of Midcoast who did not vote in favor of the merger will have certain rights to dissent and demand the appraisal of, and payment in cash at the "fair value" of, their shares of our common stock pursuant to the Texas Business Corporation Act. Under the Texas Business Corporation Act, such rights, if the statutory procedures are complied with, could lead to a judicial determination of the fair value, which will be the value as of the day immediately preceding the Special Meeting (excluding any depreciation or appreciation in anticipation of the merger), required to be paid in cash to such dissenting holders for their shares of our common stock. The value so determined could be more than, the same as, or less than the merger consideration that would be received in the merger.

          ANY SHAREHOLDER CONTEMPLATING THE EXERCISE OF DISSENTERS' RIGHTS IS URGED TO REVIEW CAREFULLY THE PROVISIONS OF ARTICLES 5.12 AND 5.13 OF THE TEXAS BUSINESS CORPORATION ACT (A COPY OF WHICH IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT), PARTICULARLY WITH RESPECT TO THE PROCEDURAL STEPS REQUIRED TO PERFECT THE RIGHT OF DISSENT. IF THE RIGHT OF DISSENT IS LOST DUE TO THE SHAREHOLDER'S FAILURE TO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF ARTICLES
5.12 AND 5.13 OF THE TEXAS BUSINESS CORPORATION ACT, THE SHAREHOLDER WILL RECEIVE THE CONSIDERATION WITHOUT INTEREST FOR EACH SHARE OWNED AS OF THE EFFECTIVE TIME. SET FORTH BELOW IS A SUMMARY OF THE PROCEDURES RELATING TO THE EXERCISE OF THE RIGHT OF DISSENT, WHICH SHOULD BE READ IN CONJUNCTION WITH THE FULL TEXT OF ARTICLES 5.12 AND 5.13 OF THE TEXAS BUSINESS CORPORATION ACT.

          Article 5.12 of the Texas Business Corporation Act provides that a shareholder wishing to exercise such shareholder's right of dissent with respect to the Merger must file, prior to the Special Meeting, a written objection to the Merger stating that the shareholder's right to dissent will be exercised if the Merger becomes effective and giving the shareholder's address to which notice of the approval of the Merger will be delivered or mailed in such event. If the Merger is effected and the shareholder did not vote in favor of the Merger, the surviving corporation will, within ten days after the effective time of the merger, deliver or mail to the shareholder written notice that the Merger has been effected. In order to exercise the right of dissent, a shareholder must, within ten days from the delivery or mailing of the notice from the surviving corporation, make a written demand on the surviving corporation for payment of the fair value of the shareholder's shares of Midcoast common stock. Your demand must state the number of shares of Midcoast common stock owned by you, and your estimate of the fair value of such shares. Any shareholder failing to make their demand within the ten-day period will be bound by the merger.

          The demand should be executed by or for the shareholder of record, fully and correctly, as such shareholder's name appears on the certificate(s) formerly representing the shares of Midcoast common stock. If shares of Midcoast common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in such capacity. If shares of Midcoast common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. Any shareholder who has made a demand may withdraw the demand at any time before payment for the shares of Midcoast common stock is made or before any petition asking for a determination of the fair value of the shares of Midcoast common stock is filed.

          Within 20 days after making a demand, the shareholder must submit the certificates representing the shares of Midcoast common stock to the surviving corporation for notation thereon that a demand has been made. The failure of a shareholder to submit the certificates will terminate the shareholder's right of dissent.

          Within 20 days after receipt of a demand, the surviving corporation must deliver or mail to the shareholder a written notice that either (1) accepts the amount claimed in the demand and agrees to pay such amount within 90 days after the effective time of the merger upon the surrender of the duly endorsed certificates formerly representing such shareholder's shares of Midcoast common stock, or (2) contains an estimate by the surviving corporation of the fair value of the shares of Midcoast common stock together with an offer to pay such amount within 90 days after the effective time of the merger. If the surviving corporation responds to the demand with an estimate of the fair value of the shares of Midcoast common stock and the shareholder wishes to accept the surviving corporation's estimate, the surviving corporation must receive written notice from the shareholder accepting such estimate within 60 days after the shareholder receives the estimate from the surviving corporation and surrendering the duly endorsed certificates formerly representing such shareholder's shares of Midcoast common stock. If, within 60 days after the effective time of the merger, the value of the shares of Midcoast common stock is agreed upon between the shareholder and the surviving corporation, payment for the shares of Midcoast common stock will be made within 90 days after the effective time of the merger and upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder will cease to have any interest in the shares of Midcoast common stock or Midcoast.

          If, within the period of 60 days after the effective time of the merger, the shareholder and the surviving corporation do not agree on the fair value of the shares of Midcoast common stock, then the shareholder or the surviving corporation may, within 60 days following the expiration of such 60 day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the surviving corporation is located, to obtain a judicial finding and determination of the fair value of the shareholder's shares of Midcoast common stock. Upon filing such petition, the shareholder must serve the surviving corporation with a copy of such petition. Within 10 days after being served with a copy of the petition, the surviving corporation must file with the court a list of the names and addresses of shareholders who have demanded payment for their shares of Midcoast common stock and with whom agreements as to the value of their shares have not been reached. If the petition is filed by the surviving corporation, the petition must contain such a list. All dissenting shareholders will be notified by registered mail as to the time and place of the hearing of the petition. All dissenting shareholders so notified and the surviving corporation will then be bound by the final judgement of the court. After the hearing of the petition, the court will determine the shareholders who have complied with the provisions of Article 5.12 and appoint one or more qualified appraisers who will determine the fair value of the shares of Midcoast common stock and will file a report of that value with the clerk of the court. Each party will have reasonable opportunity to submit to the appraisers pertinent evidence as to the value of the shares of Midcoast common stock. Either party may make exceptions to the appraiser's report. The court will then determine the fair value of the shares of Midcoast common stock and will direct the surviving corporation, upon receipt of the duly endorsed certificates formerly representing such shares of Midcoast common stock, to pay the value together with interest thereon beginning on the 91st day after the effective time of the merger to the date of the judgment to such shareholders entitled to payment. Upon payment of the judgment, the dissenting shareholders will cease to have any interest in the shares of Midcoast common stock or Midcoast.


            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

          The following discussion summarizes specific United States federal income tax considerations of the merger relevant to the holders of Midcoast common stock. The following discussion does not purport to be a full description of all United States federal income tax considerations that may be relevant and does not address any other taxes that might be applicable, such as tax consequences arising under the tax laws of any state, locality or foreign jurisdiction. Further, this discussion does not address all aspects of federal income taxation that may be relevant to particular persons in light of their particular circumstances and does not deal with persons who are subject to special tax rules, such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, financial institutions, insurance companies, tax-exempt entities, persons holding stock as part of a hedging or conversion transaction, a straddle or a constructive sale and persons whose functional currency is not the United States dollar. This discussion assumes that the shares of Midcoast common stock are held as capital assets within the meaning of section 1221 of the United States Internal Revenue Code.

          This discussion of United States federal income tax considerations is based on currently existing provisions of the United States Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis. The United States Internal Revenue Service may take a different position with respect to matters discussed herein. In addition, because individual circumstances may differ, you are urged to consult your tax advisor with respect to your particular tax situation and the particular tax effects of any state, local, non-United States or other tax laws and possible changes in the tax laws.

SALE OF MIDCOAST STOCK IN THE MERGER

          A Midcoast shareholder will recognize gain or loss on the sale of stock in the merger in an amount equal to the difference between the amount of cash received from the sale and the shareholder's tax basis in the stock. The shareholder's tax basis in the stock generally will be its cost to the shareholder. In the case of a noncorporate shareholder, the federal income tax rates applicable to capital gains may apply and will depend on the shareholder's holding period for the stock, with a preferential long-term capital gains rate available for stock held for more than one year that varies according to the shareholder's marginal tax rate for ordinary income. The deductibility of capital losses is subject to various limitations depending on the shareholder's particular facts.

BACKUP WITHHOLDING

          Backup withholding at a rate of 31% may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a shareholder who:

 . furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the Form W-9 included with the letter of transmittal to be delivered to the Midcoast shareholders following the completion of the merger,

 .  provides a certification of foreign status on Form W-8BEN, Form W-8ECI, Form
   W-8EXP, or Form W-8IMY, as applicable, or . is otherwise exempt from backup withholding.

       THE ABOVE DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-UNITED STATES TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.


                             REGULATORY APPROVALS

       There are no regulatory requirements which remain to be complied with in order to consummate the merger except for (i) the filing of a premerger notification and report form by Midcoast under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and expiration or early termination of the waiting period thereunder, (ii) a premerger filing for the purpose of complying with Part IX of the Competition Act (Canada) and the merger provisions of Part VIII of that act, (iii) the filing with the Securities and Exchange Commission of such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended, as may be filed in connection with the Agreement and Plan of Merger and the transactions contemplated thereby, and (iv) the filing of the articles of merger with the Secretary of State of the State of Texas with respect to the merger as provided in the Texas Business Corporation Act.


          PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth our information as of _________ __, 2001, relating to the beneficial ownership of our common stock, by

 .  any person known to us to own beneficially more than 5% of the outstanding shares of common stock,
 .  each of our directors,
 .  each of our executive officers, and
 .  all of our current executive officers and directors as a group.

       Shares of common stock which were not outstanding but which could be acquired by a person upon exercise of an option within sixty days of ________ __, 2001, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by that person. These shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

                                                                       AMOUNT AND NATURE              PERCENTAGE OF
                                                                         OF BENEFICIAL                 OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                 OWNERSHIP (2)                    OWNED
-------------------------------------------------------------         --------------------         -------------------
Capital Guardian Trust Company (3)                                              1,884,250                         15.0
11100 Santa Monica Blvd.
Los Angeles, CA 90025
State of Wisconsin Investment Board (4)                                           765,437                          6.1
121 East Wilson St.
Madison, WI 53702
Wellington Management Company, LLP (5)                                            743,850                          5.9
75 State Street
Boston, MA 02109
Fidelity Management & Research Company (6)                                        700,025                          5.6
82 Devonshire Street
Boston, MA 02109
J. & W. Seligman & Co. (7)                                                        646,000                          5.1
100 Park Avenue
New York, NY 10017
Dan C. Tutcher (8)(9)(10)                                                         886,479                          7.0
Ted Collins, Jr. (11) (12)                                                        546,097                          4.3
Curtis J. Dufour, III (13)                                                        163,719                          1.3
I. J. Berthelot, II (8)(9)(14)                                                     93,085                           *
Richard A. Robert (8)(9)                                                           68,803                           *
William Bray (8)(9)                                                                43,389                           *
Duane S. Herbst (8)(9)                                                             40,133                           *
Bruce Withers (12)                                                                 36,875                           *
Richard N. Richards (12)(15)                                                       26,652                           *
All Directors and Executive (8)(9)(12)                                          1,905,233                         14.7
Officers as a group (9 persons)

------------------------
 *  Denotes less than 1%.
(1) Unless otherwise noted, the address for all persons is 1100 Louisiana, Suite 2950, Houston, Texas 77002.
(2) Except as otherwise noted, shares beneficially owned by each person as of the record date were owned of record and each person had sole voting and investment power with respect to all shares beneficially held.
(3) Capital Guardian Trust Company filed a Schedule 13G, denoting beneficial ownership of the shares shown above as of December 31, 2000.
(4) The State of Wisconsin Investment Board filed a Schedule 13G, denoting beneficial ownership of the shares shown above as of December 31, 2000.
(5) Wellington Management Company, L.L.P filed a Schedule 13G, denoting beneficial ownership of the shares shown above as of December 31, 2000.
(6) Fidelity Management & Research Company filed a Schedule 13G, denoting beneficial ownership of the shares shown above as of December 31, 2000.
(7) J. & W. Seligman & Co. filed a Schedule 13G, denoting beneficial ownership of the shares shown above as of December 31, 2000.

(8) The ownership shown in the table includes shares which may be acquired within 60 days on the exercise of options granted under the 1996 Incentive Stock Plan by each of the persons and group, as follows: Mr. Tutcher - 43,329 shares; Mr. Berthelot - 42,330 shares; Mr. Robert - 31,740 shares; Mr. Bray - 18,525; Mr. Herbst - 21,900 shares and the group - 157,824.
(9) The ownership shown in the table includes shares held through our 401(k) Plan as of December 31, 2000 by each of the persons and group, as follows:
    Mr. Tutcher - 6,034 shares; Mr. Berthelot - 4,409 shares; Mr. Robert - 3,524 shares; Mr. Bray - 2,594; Mr. Herbst - 2,699 shares and the group - 19,260; and includes shares held through our Employee Stock Purchase Plan as of December 31, 2000 by each of the persons and group, as follows: Mr. Berthelot - 983 shares; Mr. Robert - 2,019 shares; Mr. Herbst - 276 shares and the group - 3,278 shares.
(10) Includes 835,705 shares of Common Stock held of record by Magic Gas Corporation, an affiliate of Mr. Tutcher, 137 shares owned by Mr. Tutcher's daughter and 1,274 shares held as custodian for minor children.
(11) Includes 401,601 shares of Common Stock and 139,496 shares of Common Stock that may be acquired within 60 days on the exercise of warrants, both issued in connection with an acquisition to Cortez Natural Gas, Inc., an affiliate of Mr. Collins.
(12) The ownership shown in the table includes shares which may be acquired within 60 days on the exercise of options granted under the 1997 Non-Employee Director Stock Option Plan by each of the persons and group as follows: Mr. Withers - 36,875 shares; Mr. Richards - 23,125 shares, Mr. Collins - 5,000 and the group - 65,000 shares.
(13) All shares were beneficially owned by Mr. Dufour and his wife and such shares were acquired in connection with the merger of Dufour Petroleum, Inc. and Flare L.L.C. into Midcoast.
(14) Includes 1,339 shares held as custodian for minor children.
(15) All shares were beneficially owned by Mr. Richards and his wife.


                                 OTHER MATTERS

  Our management knows of no other business to be presented at the special meeting. If other matters do properly come before the special meeting, it is the intention of the persons named in the proxy to vote on these matters according to their best judgment unless the authority to do so is withheld in the proxy.


                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the public reference room of the United States Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the United States Securities and Exchange Commission's public reference rooms in New York, New York and Chicago, Illinois. Please call the United States Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the United States Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the United States Securities and Exchange Commission at http://www.sec.gov.

  You should rely only on the information contained in this proxy statement to vote on the merger. We have not authorized anyone to give any information that is different from what is contained in this proxy statement. The delivery of this proxy statement will not create an implication that there has been no change in the affairs of Enbridge or us since the date of this proxy statement or that the information in this proxy statement is correct as of any time after the date of this proxy statement.

                                By the Order of the Board of Directors



                                Duane S. Herbst
                                Secretary
Houston, Texas
______ __, 2001

                                                                      APPENDIX A









                         AGREEMENT AND PLAN OF MERGER

                                 By and Among

                                 ENBRIDGE INC.

                            MARLIN ACQUISITION INC.

                                      and

                        MIDCOAST ENERGY RESOURCES, INC.













                                 March 15, 2001

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    -----
ARTICLE I

THE MERGER.....................................................................................        1
     1.1   The Merger..........................................................................        1
     1.2   Effective Time......................................................................        1
     1.3   Effects of the Merger...............................................................        2
     1.4   Articles of Incorporation and Bylaws................................................        2
     1.5   Directors...........................................................................        2
     1.6   Officers............................................................................        2
     1.7   Effect on Capital Stock.............................................................        2
           (a)      Capital Stock of Sub.......................................................        2
           (b)      Cancellation of Treasury Shares and Parent Owned Shares....................        2
           (c)      Conversion of Shares.......................................................        2
     1.8   Shares of Dissenting Shareholders...................................................        2
     1.9   Further Assurances..................................................................        3
     1.10  Closing.............................................................................        3

ARTICLE II

EXCHANGE PROCEDURE.............................................................................        3
     2.1   Exchange of Certificates............................................................        3
           (a)      Paying Agent...............................................................        3
           (b)      Parent to Provide Funds....................................................        3
           (c)      Exchange Procedure.........................................................        4
           (d)      No Further Ownership Rights in Shares......................................        4

ARTICLE III

REPRESENTATIONS AND WARRANTIES.................................................................        5
     3.1   Representations and Warranties of the Company.......................................        5
           (a)      Organization, Standing and Power...........................................        5
           (b)      Subsidiaries...............................................................        5
           (c)      Capital Structure..........................................................        5
           (d)      Authority; Non-contravention...............................................        6
           (e)      SEC Documents..............................................................        7
           (f)      Proxy Statement............................................................        8
           (g)      Absence of Certain Changes or Events.......................................        8
           (h)      No Undisclosed Material Liabilities........................................       10
           (i)      No Default.................................................................       10

                                      (i)

           (j)      State Takeover Statutes; Absence of Supermajority Provision................       10
           (k)      Litigation.................................................................       11
           (l)      Employee Benefit Matters...................................................       11
           (m)      Taxes......................................................................       13
           (n)      No Excess Parachute Payments...............................................       14
           (o)      Environmental Matters......................................................       14
           (p)      Compliance with Laws; Permits..............................................       16
           (q)      Material Contracts and Agreements..........................................       16
           (r)      Title to Properties........................................................       16
           (s)      Intellectual Property......................................................       17
           (t)      Labor Matters..............................................................       18
           (u)      Public Utility Holding Company Act.........................................       20
           (v)      Investment Company Act.....................................................       20
           (w)      Opinion of Financial Advisor...............................................       20
           (x)      Brokers....................................................................       20
           (y)      Board Recommendation.......................................................       20
           (z)      Required Vote of Company Shareholders; Vote of Directors and Management....       20
     3.2   Representations and Warranties of Parent and Sub....................................       20
           (a)      Organization; Standing and Power...........................................       20
           (b)      Authority; Non-contravention...............................................       21
           (c)      Information Supplied.......................................................       21
           (d)      Brokers....................................................................       22
           (e)      Litigation.................................................................       22
           (f)      Financing..................................................................       22

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS......................................................       22
     4.1   Conduct of Business of the Company..................................................       22
           (a)      Ordinary Course............................................................       22
           (b)      Changes in Employment Arrangements.........................................       25
           (c)      Other Actions..............................................................       25

ARTICLE V

ADDITIONAL AGREEMENTS..........................................................................       25
     5.1   Shareholder Approval; Preparation of Proxy Statement................................       25
     5.2   Access to Information...............................................................       26
     5.3   Reasonable Efforts; Notification....................................................       27
           (a)      Reasonable Efforts.........................................................       27
           (b)      Notification...............................................................       28
     5.4   Indemnification.....................................................................       30

                                     (ii)

     5.5   Fees and Expenses...................................................................       31
     5.6   Company Stock Options...............................................................       31
     5.7   Public Announcements................................................................       32
     5.8   Shareholder Litigation..............................................................       32
     5.9   Pending Regulatory Rate Cases.......................................................       32
     5.10  Midcoast Energy Resources, Inc. Employee Stock Purchase Plan........................       32

ARTICLE VI

CONDITIONS PRECEDENT...........................................................................       33
     6.1   Conditions to Each Party's Obligation to Effect the Merger..........................       33
           (a)      Shareholder Approval.......................................................       33
           (b)      Other Approvals............................................................       33
           (c)      No Injunctions or Restraints...............................................       33
     6.2   Conditions to Obligations of Parent and Sub.........................................       33
           (a)      Obligations................................................................       33
           (b)      Representations and Warranties.............................................       33
           (c)      Third Party Consents.......................................................       33
           (d)      Material Adverse Change....................................................       33
           (e)      Employment Agreements......................................................       34
           (f)      Options....................................................................       34
           (g)      Opinion....................................................................       34
     6.3   Condition to Obligations of the Company.............................................       34
           (a)      Obligations................................................................       34
           (b)      Representations and Warranties.............................................       34

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER..............................................................       34
     7.1   Termination.........................................................................       34
     7.2   Procedure for Termination, Amendment, Extension or Waiver...........................       35
     7.3   Effect of Termination...............................................................       35
     7.4   Amendment...........................................................................       35
     7.5   Extension; Waiver...................................................................       36

ARTICLE VIII

SPECIAL PROVISIONS AS TO CERTAIN MATTERS.......................................................       36
     8.1   Takeover Defenses of the Company and Standstill Agreements..........................       36
     8.2   No Solicitation.....................................................................       36
     8.3   Fee and Expense Reimbursements......................................................       38

                                     (iii)

ARTICLE IX

GENERAL PROVISIONS.............................................................................       38
     9.1   Nonsurvival of Representations and Warranties.......................................       38
     9.2   Notices.............................................................................       38
     9.3   Definitions.........................................................................       38
     9.4   Interpretation......................................................................       39
     9.5   Counterparts........................................................................       40
     9.6   Entire Agreement; No Third-Party Beneficiaries......................................       40
     9.7   Governing Law.......................................................................       40
     9.8   Assignment..........................................................................       40
     9.9   Enforcement of the Agreement........................................................       41
     9.10  Performance by Sub..................................................................       41
     9.11  Severability........................................................................       41

Exhibit A      ---   Form of opinion of counsel to the Company.................................      A-1
Schedule I     ---   Disclosure Schedule.......................................................      I-1
Schedule II    ---   List of Initial Directors of Surviving Corporation........................     II-1
Schedule III   ---   List of Initial Officers of Surviving Corporation.........................    III-1

                                     (iv)

                            INDEX OF DEFINED TERMS

                                                                            Section
                                                                            -------
affiliate...........................................................         9.3(a)
Agreement...........................................................       Preamble
Applicable Period...................................................         8.2(a)
Acquisition Proposal................................................         8.2(a)
Articles of Merger..................................................            1.2
Certificates........................................................         2.1(c)
Closing.............................................................           1.10
Code................................................................         3.1(1)
Company.............................................................   Introduction
Company Balance Sheet...............................................         3.1(e)
Company Balance Sheet Date..........................................         3.1(e)
Company Benefit Plan................................................         3.1(l)
Company Charter.....................................................         3.(d)
Company Common Stock................................................         3.1(c)
Company Financial Advisor...........................................         3.1(w)
Company Permits.....................................................         3.1(p)
Company Preferred Stock.............................................         3.1(c)
Company Regulatory Documents........................................    5.3(c)(iii)
Company Shareholder Approval........................................         3.1(j)
Company's Stock Plans...............................................         3.1(c)
Confidentiality Agreement...........................................            8.1
Dedicated Employee..................................................      3.1(t)(i)
Dissenting Shareholders.............................................   Introduction
Effective Time......................................................            1.2
Employer............................................................         3.1(l)
Environmental Claim.................................................         3.1(o)
Environmental Permits...............................................         3.1(o)
Environmental Laws..................................................         3.1(o)
ERISA...............................................................      3.1(l)(i)
Exchange Act........................................................         3.1(d)
Fairness Opinion....................................................         3.1(w)
Governmental Entity.................................................         3.1(d)
Hazardous Materials.................................................         3.1(o)
hereof, herein and hereunder........................................            9.4
HSR Act.............................................................         3.1(d)
include, includes or including......................................            9.4
Indemnified Parties.................................................         5.4(a)
IRS.................................................................      3.1(l)(i)
Liens...............................................................         3.1(b)
material adverse effect or material adverse change..................         9.3(b)

                                      (v)

                                                                            Section
                                                                            -------
Merger..............................................................       Preamble
Merger Consideration................................................         1.7(c)
Notice of Superior Proposal.........................................         8.2(b)
Parent..............................................................   Introduction
Parent Regulatory Documents.........................................    5.3(c)(iii)
Paying Agent........................................................         2.1(a)
Pending Regulatory Cases............................................            5.9
person..............................................................         9.3(c)
Proxy Statement.....................................................         3.1(d)
Real Properties.....................................................    3.1(r)(iii)
S-8 Registration Statement..........................................            5.6
SARs................................................................         3.1(c)
SEC.................................................................         3.1(d)
SEC Documents.......................................................         3.1(e)
Securities Act......................................................         3.1(e)
Share or Shares.....................................................       Preamble
Shareholder Meeting.................................................         3.1(f)
Stock Option Assumption Agreement...................................            5.6
Sub.................................................................   Introduction
subsidiary..........................................................         9.3(d)
superior proposal...................................................         8.2(c)
Surviving Corporation...............................................            1.1
Tax or Taxes........................................................         3.1(m)
Tax Return..........................................................         3.1(m)
TBCA................................................................            1.1

                                     (vi)

                         AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger is dated as of March 15, 2001, among Enbridge Inc., a Canadian corporation ("Parent"), Marlin Acquisition, Inc., a Texas corporation and an indirect wholly owned subsidiary of Parent ("Sub"), and Midcoast Energy Resources, Inc., a Texas corporation (the "Company").

     WHEREAS, the respective Boards of Directors of each of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions of this Agreement and Plan of Merger (this "Agreement");

     WHEREAS, in order to effect such acquisition of the Company, the respective Boards of Directors of each of Parent, Sub and the Company have approved the merger of the Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions of this Agreement, whereby each issued and outstanding share of common stock, $.01 par value, of the Company (singularly "Share" and plurally "Shares") not owned directly or indirectly by Parent or the Company, except Shares held by persons who object to the Merger and comply with all of the provisions of Texas law concerning the right of holders of Shares to dissent from the Merger and require appraisal of their Shares ("Dissenting Shareholders"), will be converted into the right to receive $27.00 per Share; and

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions hereof and in accordance with the Texas Business Corporation Act (the "TBCA"), the Sub shall be merged with and into the Company at the Effective Time (as defined below). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the TBCA.

     1.2 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file articles of merger or other appropriate documents with the Secretary of State of Texas (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the TBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of Texas or at such other time as Sub and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

     1.3   Effects of the Merger. The Merger shall have the effects set forth in
Article 5.06 of the TBCA.

     1.4   Articles of Incorporation and Bylaws.

           (a) The Articles of Incorporation of Sub, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, provided that such Articles of Incorporation shall be amended hereby as of the Effective Time to change the name of the Surviving Corporation to Enbridge Midcoast Energy, Inc.

           (b) The bylaws of Sub as in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.5 Directors. The persons listed in Schedule II to this Agreement shall be the initial directors of the Surviving Corporation and shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     1.6 Officers. The persons listed in Schedule III to this Agreement shall be the initial officers of the Surviving Corporation and shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     1.7 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares:

           (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

           (b) Cancellation of Treasury Shares and Parent Owned Shares. All Shares that are owned directly or indirectly by the Company as treasury stock or by any wholly owned subsidiary of the Company and any Shares owned by Parent, Sub or any other wholly owned subsidiary of Parent shall be canceled, and no consideration shall be delivered in exchange therefor.

           (c) Conversion of Shares. At the Effective Time, each issued and outstanding Share (other than Shares to be canceled in accordance with Section 1.7(b)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, $27.00 per Share (the "Merger Consideration").

     1.8 Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares held by a Dissenting Shareholder shall not be converted as described in Section 1.7(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the laws of the State of Texas; provided, that Shares outstanding immediately prior to the Effective Time and held by a Dissenting Shareholder who shall, after the Effective Time, withdraw such Dissenting Shareholder's demand for appraisal or lose such Dissenting Shareholder's right of appraisal, in either case pursuant to the TBCA, shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any written demands for appraisal of Shares received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payments with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     1.9 Further Assurances. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the constituent corporations to the Merger or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its appropriate officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations to the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such constituent corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such constituent corporation and otherwise to carry out the purposes of this Agreement.

     1.10 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney Street, Suite 5100, Houston, Texas 77010, at 10:00 a.m., Houston time, on the second business day after the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived or at such other time and place as Parent, Sub and the Company shall agree.

                                  ARTICLE II

                              EXCHANGE PROCEDURE

     2.1   Exchange of Certificates.

           (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Shares.

           (b) Parent to Provide Funds. Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide the Paying Agent on a timely basis funds necessary to pay for the Shares pursuant to Section 1.7(c).

           (c) Exchange Procedure. Promptly after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Shares (the "Certificates"), other than the Company, Parent and any subsidiary of the Company or Parent, (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and which shall be in a form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.7(c), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition of payment that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.1, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.7(c). Notwithstanding the foregoing, neither the Paying Agent nor any party shall be liable to a former shareholder of the Company for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Section 2.1 would otherwise escheat to or become the property of any governmental body or agency) the payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Any funds made available to the Paying Agent that remain unclaimed by holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation upon demand and any holder of Certificates who has not theretofore complied with this Section 2.1(c) shall thereafter look only to the Surviving Corporation for payment of their claim for Merger Consideration.

           (d) No Further Ownership Rights in Shares. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and no further registration of transfers of Shares thereafter shall be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Parent and Sub as follows, subject to any exceptions specified in the Disclosure Document in the form attached hereto as
Schedule I to the extent that such exceptions reference a specific section of this Article III:

           (a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually or in the aggregate) would not have, or would not reasonably be likely to have, a material adverse effect (as defined in Section 9.3(b)) on the Company.

           (b) Subsidiaries. Each of the Company's subsidiaries (and its jurisdiction of organization) is listed in Section 3.1(b) of the Disclosure Schedule. The Company's subsidiaries are corporations, limited liability companies or partnerships that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power and authority (or comparable power and authority in the case of limited liability companies or partnerships) to own and operate their respective properties and to carry on their respective businesses as they are now being conducted. Each of the Company's subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its respective businesses or the ownership or leasing of its respective properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing would not have, or would not reasonably be likely to have, a material adverse effect on the Company. All of the outstanding shares of capital stock of the Company's subsidiaries that are corporations, and all the ownership interests of the Company in its other subsidiaries, have been duly authorized and validly issued and are, except in the case of any subsidiary that is a partnership, fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any person. All such stock and ownership interests of each of the Company's subsidiaries are owned of record and beneficially by the Company or by a wholly owned subsidiary of the Company, free and clear of all liens, mortgages, pledges, security interests, charges, claims and other encumbrances of any kind or nature ("Liens"). Except for the capital stock of, or ownership interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock, equity interest or other ownership interest in any corporation, partnership, association, joint venture, limited liability company or other entity.

           (c) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 31,250,000 shares of common stock, $.01 par value ("Company Common Stock"), and 5,000,000 shares of preferred stock, $.01 par value ("Company Preferred Stock"). At the close of business on March 14, 2001, (i) 12,552,893 Shares were issued and outstanding;
(ii) 909,864 Shares were reserved for issuance pursuant to options or stock awards granted under the Company's 1996 Incentive Stock Option Plan, the 1997 Non-Employee Director Stock Option Plan and the Employee Stock Purchase Plan (the "Company's Stock Plans"), (iii) 341,136 Shares were reserved for issuance pursuant to options or stock awards not yet granted under the Company's Stock Plans, (iv) 270,271 Shares were reserved for issuance pursuant to outstanding warrants and (v) no shares of Company Preferred Stock were issued or outstanding. There are no outstanding stock appreciation rights ("SARs"). The Shares are listed on the American Stock Exchange. Except as set forth above, no shares of capital stock or other equity or voting securities of the Company are reserved for issuance or are outstanding. All outstanding shares of capital stock of the Company are, and all such Shares issuable upon the exercise of stock options, stock awards or warrants will be when issued thereunder, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for Shares issued on exercise of options or warrants, no capital stock has been issued by the Company since the Company Balance Sheet Date (as defined in Section 3.1(e)), other than Shares issued pursuant to options outstanding on or prior to such date in accordance with their terms at such date. Except for options described above and warrants described above, as of the date hereof there are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Each outstanding warrant to purchase Shares will, at the Effective Time, be exercisable by the holder thereof only for the Merger Consideration. True and correct copies of all agreements, instruments and other governing documents relating to the Company's Stock Plans have been furnished to Parent.

           (d) Authority; Non-contravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to Company Shareholder Approval (as defined in Section 3.1(j)), to consummate the Merger and other transactions contemplated hereby and to take such actions, if any, as shall have been taken with respect to the matters referred to in Section 3.1(j). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to Company Shareholder Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and
(ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance on any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Restated Articles of Incorporation, as amended to the date hereof or bylaws of the Company (the "Company Charter") or any provision of the comparable organizational documents of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights or liens, security interests, charges or encumbrances that individually or in the aggregate would not have, or would not reasonably be likely to have, a material adverse effect on the Company and would not, or would not reasonably be likely to, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including local authorities (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) a notice filing under the Competition Act (Canada), (iii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Company Shareholder Approval (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be filed in connection with this Agreement and the transactions contemplated hereby, and (iv) the filing of the Articles of Merger with the Secretary of State of Texas with respect to the Merger as provided in the TBCA and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have, or would not reasonably be likely to have, a material adverse effect on the Company.

           (e) SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein, as amended, if applicable, collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein). There is no liability or obligation of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, of the Company or any subsidiary of the Company which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of the Company included in the SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a material adverse effect on the Company. For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet as of September 30, 2000 set forth in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 and "Company Balance Sheet Date" means September 30, 2000.

           (f) Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement relating to the Shareholder Meeting (defined below) will, at the date the Proxy Statement is mailed to the Company's shareholders and at the time of the Company's shareholders meeting convened for the purpose of obtaining the Company Shareholder Approval (the "Shareholder Meeting"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries shall occur which is required to be described in the Proxy Statement, such event shall be so described, and an amendment or supplement shall be filed promptly with the SEC and, as required by law, disseminated to the shareholders of the Company. The Proxy Statement, as it relates to the Shareholder Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company in this Section 31 with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing for inclusion or incorporation by reference in the Proxy Statement.

           (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed with the SEC prior to the date hereof, since the Company Balance Sheet Date, the Company and its subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been

               (i) any event, occurrence, circumstance or development that has had, or has been reasonably likely to have, a material adverse effect with respect to the Company;

               (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any subsidiary of the Company;

               (iii) any amendment of any term of any outstanding security of the Company or any subsidiary of the Company that would materially increase the obligations of the Company or such subsidiary under such security;

               (iv) (A) any incurrence or assumption by the Company or any subsidiary of the Company of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions thereof that do not materially increase the commitments thereunder) in the ordinary course of business consistent with past practices, or (B) any guaranty, endorsement or other incurrence or assumption of liability, whether directly, contingently or otherwise, by the Company or any subsidiary of the Company for the obligations of any other person (other than any subsidiary of the Company), other than in the ordinary course of business consistent with past practice or in connection with the obligations of the Company and its subsidiaries assumed at the Effective Time;

               (v) any creation or assumption by the Company or any subsidiary of the Company of any Lien on any material asset of the Company or any subsidiary of the Company other than in the ordinary course of business consistent with past practices;

               (vi) any making of any loan, advance or capital contribution to or material investment in any person by the Company or any subsidiary of the Company other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries of the Company;

               (vii) (A) any contract or agreement entered into by the Company or any subsidiary of the Company on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (B) any modification, amendment, assignment, termination or relinquishment by the Company or any subsidiary of the Company of any contract, license or other right (including any insurance policy naming it as a beneficiary or loss payable payee) that reasonably would be likely to have a material adverse effect on the Company, other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

               (viii) (A) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the Company Balance Sheet Date, (B) any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the Company Balance Sheet Date, or (C) except in accordance with past practice as to officers, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such officer;

               (ix) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on the Company;

               (x) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles; or

               (xi) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.1.

           (h) No Undisclosed Material Liabilities. Section 3.1(h) of the Disclosure Schedule lists all liabilities or obligations, whether pursuant to contracts or otherwise, of any kind whatsoever incurred by the Company or any subsidiary of the Company whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

               (i) liabilities or obligations which, individually and in the aggregate, have not had and are not reasonably likely to have a material adverse effect on the Company or

               (ii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

           (i) No Default. Neither the Company nor any of its subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) in the case of the Company and its subsidiaries, their respective certificate or articles of incorporation and bylaws or other organizational documents, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries, except in the case of clauses (ii) and (iii) for defaults or violations which in the aggregate would not have a material adverse effect on the Company.

           (j) State Takeover Statutes; Absence of Supermajority Provision. The Company has taken all action to assure that no state takeover statute or similar statute or regulation shall apply to the Merger or any of the other transactions contemplated hereby. Except for the approval of the Merger by the holders of a majority of the voting power of Shares entitled to vote at the meeting of shareholders held for such purpose, voting together as a class pursuant to which each Share is entitled to one vote ("Company Shareholder Approval"), no other shareholder action on the part of the Company is required for approval of the Merger and the transactions contemplated hereby.

           (k) Litigation. There is no suit, action, proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries that has had or could reasonably be expected to have a material adverse effect on the Company or any of its subsidiaries or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which has had, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

           (l) Employee Benefit Matters. As used in this Section 31(l), the term "Employer" shall mean the Company as defined in the preamble of this Agreement and any member of a controlled group or affiliated service group, as defined in sections 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended ("Code"), of which the Company is a member. As used in this Section 3.1(1), "Company Benefit Plan" shall mean (1) any employee welfare benefit plan or employee pension benefit plan as defined in sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, a plan that provides retirement income or results in deferrals of income by employees for periods extending to their terminations of employment or beyond, and a plan that provides medical, surgical or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (2) any other material employee benefit agreement or arrangement that is not an ERISA plan, including without limitation, any deferred compensation plan, incentive plan, bonus plan or arrangement, stock option plan, stock purchase plan, stock award plan, golden parachute agreement, severance pay plan, dependent care plan, cafeteria plan, employee assistance program, scholarship program, employment contract, retention incentive agreement, noncompetition agreement, consulting agreement, confidentiality agreement, vacation policy, or other similar plan or agreement or arrangement that has been maintained by, participated in, or contributed to by the Employer at any time during the three-year period ending on the date of this Agreement, or with respect to which the Employer may have any liability.

               (i) Section 3.1(l)(i) of the Disclosure Schedule contains a complete and correct list of all Company Benefit Plans. With respect to each Company Benefit Plan, except as disclosed in Section 3.1(l)(i) of the Disclosure Schedule, to the extent applicable: (A) the plan is in substantial compliance with the Code and ERISA, including all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; (B) the appropriate Form 5500 has been timely filed for each year of its existence or a "top-hat" statement was timely filed with the Department of Labor pursuant to Department of Labor Regulation section 2520.104-23; (C) there has been no transaction described in section 406 or section 407 of ERISA or section 4975 of the Code unless exempt under section 408 of ERISA or section 4975 of the Code, as applicable; (D) the bonding requirements of section 412 of ERISA have been satisfied; (E) there is no issue pending nor any issue resolved adversely to the Employer which may subject the Employer to the payment of a penalty, interest, tax or other amount, (F) the plan can be unilaterally terminated or amended by the Employer on no more than 90 days notice; (G) all contributions or other amounts payable by the Employer as of the Effective Time with respect to the plan have either been paid or accrued in the Employer's most recent financial statements included in the SEC Documents and (H) no notice has been given or received by the Employer of an increase or proposed increase in the cost of the plan. There are no pending or, to the Company's knowledge, threatened or anticipated claims (other than routine claims for benefits), actions, arbitrations, investigations or suits by, on behalf of, against or relating to any Company Benefit Plan or their related trusts. With respect to each Company Benefit Plan, the Company has provided to Parent true and correct copies of each of the following documents, to the extent applicable to such plan:

                      (A) the Company Benefit Plan and any amendments thereto (or if the Company Benefit Plan is not a written agreement, a description thereof);

                      (B) the three most recent annual Form 5500 reports filed with the Internal Revenue Service ("IRS");

                      (C) the most recent statement filed with the Department of Labor pursuant to 29 U.S.C. (S) 2520.104-23;

                      (D) a written summary of the legal basis for an exemption from the obligation to file annual Form 5500 reports;

                      (E) the three most recent annual Form 990 and 1041 reports filed with the IRS;

                      (F) the most recent summary plan description and summaries of material modifications thereof;

                      (G) the trust agreement, group annuity contract or other funding agreement that provides for the funding of the Company Benefit Plan;

                      (H)  the most recent financial statement; and

                      (I) the most recent determination letter received from the IRS with respect to each Company Benefit Plan that is intended to qualify under section 401 of the Code.

               (ii) Neither the Company nor any entity (whether or not incorporated) that was at any time during the six years before the date of this Agreement treated as a single employer together with the Company under section 414 of the Code has ever maintained, had any obligation to contribute to or incurred any liability with respect to a pension plan that is or was subject to the provisions of Title IV of ERISA or section 412 of the Code. During the last six years, the Employer has not maintained, had an obligation to contribute to or incurred any liability with respect to a voluntary employees beneficiary association that is or was intended to satisfy the requirements of section 501(c)(9) of the Code. No plan, arrangement or agreement with any one or more employees will cause the Employer to have liability for severance pay as a result of the Merger, except as disclosed in Section 3.1(1)(ii) of the Disclosure Schedule. Except as disclosed in Section 3.1(1)(ii) of the Disclosure Schedule, the Employer does not provide employee benefits, including without limitation, death, post-retirement medical or health coverage (whether or not insured) or contribute to or maintain any employee benefit plan which provides for benefit coverage following termination of employment except as is required by section 4980B(f) of the Code or other similar applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage. Any employee benefit plan that is disclosed on Section 3.1(l)(ii) of the Disclosure Schedule has, at all times since its inception, provided that the sponsor of the plan has the right to amend and terminate the plan at any time without the consent of any party and no statements have been made to plan participants or their dependents that would lead such persons to reasonably conclude the plan may not be amended or terminated without their consent. All Company Benefit Plans that are group health plans have been operated in material compliance with section 4980B(f) of the Code.

               (iii) All Company Benefit Plans that are intended to qualify under section 401(a) of the Code have been submitted to and approved as qualifying under section 401(a) of the Code by the IRS or the applicable remedial amendment period will not have ended prior to the Effective Time.

               (iv) The transactions contemplated by this Agreement, either alone or in conjunction with another event (such as termination of employment) will not accelerate the time of payment or vesting, or increase the amount, of compensation directly or indirectly due any person from the Employer.

               (v) With respect to any entity (whether or not incorporated) that is both treated as a single employer together with the Company under section 414 of the Code and located outside of the United States, any benefit plans maintained by it for the benefit of its directors, officers, employees or former employees (or any of their beneficiaries) are in compliance with applicable laws pertaining to such plans in the jurisdiction of such entity, except where such failure to be in compliance would not, either individually or in the aggregate, have a material adverse effect on the Company.

           (m) Taxes. The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member, has timely filed (taking into account any extensions) all Tax Returns required to be filed by it on or before the Effective Time and has timely paid or deposited (or the Company has paid or deposited on its behalf) all Taxes and estimated Taxes which are required to be paid or deposited before the Effective Time. Each of the Tax Returns filed by the Company or any of its subsidiaries is accurate and complete in all material respects and has been completed in all material respects in accordance with applicable laws. The Company Balance Sheet reflects an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date thereof. Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes of the Company, such subsidiary or any group of such entities. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries, no requests for waivers of the time to assess any such Taxes have been granted or are pending, and there are no Tax Liens upon any assets of the Company or any of its subsidiaries (except for liens for ad valorem Taxes not yet delinquent and other Taxes not yet due and payable). There are no current examinations of any Tax Return of the Company or any of its subsidiaries being conducted and there are no settlements of any prior examinations which could reasonably be expected to adversely affect any taxable period for which the statute of limitations has not run. Neither the Company nor any subsidiary of the Company is a party to a Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or similar agreement or arrangement. The Company and each of its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all respects timely withheld from employee wages and paid over such Taxes to the appropriate Governmental Entity. As used herein, "Tax" or "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as federal, state, local or foreign income, gross receipts, property, sales, use, ad valorem, franchise, profits, license, withholding, payroll, withholding, alternative or added minimum, employment, estimated, excise, transfer, severance, stamp, occupation, premium, value added, or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity. As used herein, "Tax Return" shall mean any return, report, statement or information required to be filed with any Governmental Entity with respect to Taxes.

           (n) No Excess Parachute Payments. No amount that could be paid (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement to any person who is properly characterized as a "disqualified individual" (as such term is defined by the IRS in proposed Treasury Regulation section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or other Company Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in section 280G(b)(1) of the Code).

           (o) Environmental Matters. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a material adverse effect on the Company:

               (i) the Company and its subsidiaries hold, and are in compliance with and have been in compliance with all Environmental Permits, and are otherwise in compliance and have been in compliance with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere with compliance by the Company and its subsidiaries with Environmental Laws;

               (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby or the operation of the business of the Company or any of its subsidiaries;

               (iii) neither the Company nor any of its subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against the Company or any of its subsidiaries;

               (iv) neither the Company nor any of its subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

               (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which the Company or any subsidiary of the Company would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

               (vi) to the best of the Company's knowledge, there are no other circumstances or conditions that are reasonably likely to give rise to liability of the Company or any of its subsidiaries under any Environmental Laws.

           For purposes of this Agreement, the terms below shall have the following meanings:

           "Environmental Claim" means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to the Company or any of its subsidiaries asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities of the Company or any of its subsidiaries under any Environmental Law.

           "Environmental Permits" means all permits, licenses, registrations, exemptions and other governmental authorizations required under Environmental Laws for the Company or any of its subsidiaries to conduct its operations as presently conducted.

           "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution, protection of the environment or the use, storage, treatment or disposal of Hazardous Materials.

           "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials, regulated pursuant to any Environmental Laws.

           (p) Compliance with Laws; Permits. The Company and its subsidiaries hold all required, necessary or applicable federal, state, provincial, local or foreign permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold would not have a material adverse effect on the Company (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure to so comply would not have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any of the Company Permits, the revocation or modification of which would have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any federal, state or local government, domestic or foreign, or any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Company or any of its subsidiaries or their respective business, assets or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

           (q) Material Contracts and Agreements. Except contracts, agreements and arrangements made in the ordinary course of business, neither the Company nor any of its subsidiaries is bound by any oral or written material contract (as defined in Item 601(b)(10) of SEC Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the SEC Documents filed with the SEC prior to the date of this Agreement. Section 3.1(q) of the Disclosure Schedule lists (i) each guaranty of the Company and its subsidiaries and (ii) each oral or written contract, agreement and arrangement to which the Company or any of its subsidiaries is a party or any of their respective assets are bound which would be required to be filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 or Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2001.

           (r) Title to Properties.

               (i) Each of the Company and the Company's subsidiaries has good and defensible title to, or valid leasehold interests in, all of its material assets and properties purported to be owned by it in the SEC Documents, except for such assets and properties as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title set forth on Section 3.1(r)(i) of the Disclosure Schedule. All such assets and properties, other than assets and properties in which the Company or any of the subsidiaries has leasehold interests, are free and clear of all Liens, other than those set forth in the SEC Documents and except for Liens, that, in the aggregate, do not and will not materially interfere with the ability of the Company or any of its subsidiaries to conduct business as currently conducted or as reasonably expected to be conducted.

               (ii) Except as would not have a material adverse effect on the Company, each of the Company and its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

               (iii) Section 3.1(r)(iii) of the Disclosure Schedule sets forth a description of all gathering systems, pipeline systems, processing and treating facilities, and other material real property interests owned by the Company or any of its subsidiaries (the "Real Properties"). The Company directly or through its subsidiaries, has good and indefeasible title, free and clear of all Liens, in and to the Real Properties. The Real Properties are all of the real properties necessary for the Company and its subsidiaries to operate their business as currently operated or as reasonably expected to be operated. The Company or its subsidiaries own all easements, rights-of-way, surface leases, fee parcels and licenses that are necessary for the operation of each of the gathering systems and pipeline systems included in the Real Properties.

           (s) Intellectual Property. The Company and its subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs which are material to the condition (financial or otherwise) or conduct of the business and operations of the Company and its subsidiaries taken as a whole. To the Company's knowledge, (i) the use of such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs by the Company and its subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Company and its subsidiaries which could have a material adverse effect on the Company, and (ii) no person is, in any manner that could have a material adverse effect on the Company, infringing on any right of the Company or any of its subsidiaries with respect to any such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs. No claims are pending or, to the Company's knowledge, threatened that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right.

           (t) Labor Matters.

               (i) None of the Company, any of its subsidiaries or Administaff Companies, Inc. is a party to any collective bargaining or similar agreement with respect to any employee of the Company or any of its subsidiaries or an employee of Administaff Companies, Inc. who performs services for the Company or any of its subsidiaries ("Dedicated Employees");

               (ii) to the Company's knowledge, the Company and its subsidiaries are in substantial compliance (A) with the collective bargaining agreements identified in Section 3.1(s)(i) of the Disclosure Schedule, if any, and (B) with all applicable laws respecting employment and employment practices, terms and the conditions of employment, wages and hours, occupational safety and health, and are not engaged in any unfair labor or unfair employment practices, except where the failure to so comply would not have a material adverse effect on the Company;

               (iii) there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries or Administaff Companies, Inc. involving or related to Dedicated Employees pending (with service of process having been made, or written notice of investigation or inquiry having been served, on the Company or any of its subsidiaries or Administaff Companies, Inc.), or to the knowledge of the Company threatened (or pending without service of process having been made, or written notice of investigation or inquiry having been served, on the Company or any of its subsidiaries or Administaff Companies, Inc.), before the National Labor Relations Board or any court;

               (iv) to the Company's knowledge, there is no labor strike, or other material dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or Administaff Companies, Inc. involving or related to Dedicated Employees;

               (v) no union certification or decertification petition has been filed (with service of process having been made on the Company or any of its subsidiaries or Administaff Companies, Inc.), or to the knowledge of the Company threatened (or pending without service of process having been made on the Company or any of its subsidiaries or Administaff Companies, Inc.), that relates to Dedicated Employees and, to the Company's knowledge, no union authorization campaign has been conducted, within the past twenty-four months;

               (vi) no grievance proceeding or arbitration proceeding arising out of or under any collective bargaining agreement is pending (with service of process having been made on the Company, one of its subsidiaries or Administaff Companies, Inc.), or to the knowledge of the Company threatened (or pending without service of process having been made on the Company or any of its subsidiaries or Administaff Companies, Inc.), against the Company or any of its subsidiaries or Administaff Companies, Inc. involving or related to Dedicated Employees;

               (vii) there are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, sexual harassment, age, marital status, race, national origin, sexual preference, handicap, disability or veteran status) pending (with service of process having been made, or written notice of investigation or inquiry having been served, on the Company or any of its subsidiaries or Administaff Companies, Inc.), or to the knowledge of the Company threatened (or pending without service of process having been made, or written notice of investigation or inquiry having been served, on the Company or any of its subsidiaries or Administaff Companies, Inc.), before the Equal Employment Opportunity Commission or federal, state or local agency or court against the Company or any of its subsidiaries or Administaff Companies, Inc. involving or related to Dedicated Employees;

               (viii) there are no charges, investigations, administrative proceedings or formal complaints of overtime or minimum wage violations involving or relating to the Dedicated Employees pending (with service of process having been made, or written notice of investigation or inquiry having been served on the Company or any of its subsidiaries or Administaff Companies, Inc.), or to the knowledge of the Company threatened (or pending without service of process having been made, or written notice of investigation or inquiry having been served, on the Company or any of its subsidiaries or Administaff Companies, Inc.), before the Department of Labor or any other federal, state or local agency or court;

               (ix) there are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health laws pending (with service of process having been made, or written notice of investigation or inquiry having been served, on the Company or any of its subsidiaries or Administaff Companies, Inc.), or to the knowledge of the Company pending without service of process having been made, or written notice of investigation or inquiry having been served, on the Company or any of its subsidiaries or Administaff Companies, Inc. before the Occupational Safety and Health Administration or any Governmental Entity against the Company or any of its subsidiaries or Administaff Companies, Inc. involving or related to the Dedicated Employees; and

               (x) there is no proceeding, claim, suit, action or governmental investigation pending, or to the knowledge of the Company or any of its subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of the Company or any of its subsidiaries is or may be entitled to claim indemnification from the Company or any of its subsidiaries (A) pursuant to their respective charters or bylaws, (B) as provided in any indemnification agreement to which the Company or any subsidiary of the Company is a party or (C) pursuant to applicable law that has, or would have, a material adverse effect on the Company.

           (u) Public Utility Holding Company Act. Neither the Company nor any of its subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" of a "holding company", in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           (v) Investment Company Act. Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor are any of them required to register under the Investment Company Act of 1940, as amended.

           (w) Opinion of Financial Advisor. The Company's financial advisor, CIBC World Markets Inc. (the "Company Financial Advisor"), has delivered to the Board of Directors of the Company an oral opinion, to be confirmed in writing (the "Fairness Opinion") to the effect that, as of the date of this Agreement, the consideration to be received by the holders of Shares in the Merger is fair to such holders from a financial point of view. Subject to the prior review and consent by the Company Financial Advisor, the Fairness Opinion shall be included in the Proxy Statement.

           (x) Brokers. No broker, investment banker or other person, other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company. The Company previously has delivered to Parent a true, correct and complete copy of any engagement or fee agreement between the Company and the Company Financial Advisor.

           (y) Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, are fair to and in the best interests of the shareholders of the Company, and (ii) resolved to recommend to the holders of the Shares that they approve the Merger and the transactions contemplated thereby.

           (z) Required Vote of Company Shareholders; Vote of Directors and Management. The affirmative vote of the holders of not less than a majority of the Shares entitled to vote and represented in person or by proxy at the Shareholder Meeting is required for the Company Shareholder Approval. No other vote of the shareholders of the Company is required by law, the Company Charter or otherwise in order for the Company to consummate the Merger and the other transactions contemplated hereby. Each director or executive officer of the Company who has the right to vote any Shares has agreed to vote such Shares in favor of the Merger, this Agreement and the transactions contemplated thereby and hereby.

     3.2 Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to, and agree with, the Company as follows:

           (a) Organization; Standing and Power. Parent and Sub are corporations duly organized, validly existing and in good standing under laws of their jurisdictions of incorporation and have the requisite corporate power and authority to carry on their business as now being conducted. Parent and Sub are duly qualified to do business and in good standing in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business (individually or in the aggregate) would not have a material adverse effect on Parent.

           (b) Authority; Non-contravention. Parent and Sub have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or Sub or any of their subsidiaries under, any provision of (i) the Articles of Incorporation or bylaws of Sub or of Parent or any comparable organizational documents of their subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or any of their subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to Parent or Sub or any of their subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations or defaults that individually or in the aggregate would not materially impair the ability of Parent and Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub or any of their subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, except for (i) the filing by Parent of a premerger notification and report form under the HSR Act, (ii) a notice filing under the Competition Act (Canada), (iii) the filing with the SEC of such reports under Sections 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iv) filings in Texas by Sub in connection with the Merger.

          (c) Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will at the date the Proxy Statement is first mailed to the Company's shareholders and at the time of the Shareholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d) Brokers. Except for TD Securities Inc., whose fees and expenses shall be paid by Parent, no broker, investment banker or other person, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub, including any fee for any opinion rendered by any investment banker.

          (e) Litigation. There is no suit, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries that could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

          (f) Financing. Parent and Sub collectively will have at the Effective Time and Parent will make available to Sub sufficient funds to enable the Surviving Corporation to pay the aggregate Merger Consideration to the Paying Agent pursuant to Section 2.1 of this Agreement.


                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1  Conduct of Business of the Company.

          (a) Ordinary Course. During the period from the date of this Agreement to the Effective Time (except as otherwise specifically contemplated by the terms of this Agreement), the Company shall and shall cause its subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted at the date hereof, which are being undertaken in the ordinary course of business) and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them, in each case consistent with past practice, to the end that their goodwill and ongoing businesses shall be unimpaired to the fullest extent possible at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement and Section 4.1 of the Disclosure Schedule, prior to the Effective Time the Company shall not, and shall not permit any of its subsidiaries to:

               (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to the Company or a wholly owned subsidiary of the Company, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its or its subsidiaries' capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than, in the case of the Company, the issuance of Shares upon the exercise of options and warrants outstanding on the date of this Agreement (as identified and described in Section 3.1(c)) in accordance with their current terms);

               (iii) amend the Company Charter or other comparable charter or organizational documents;

               (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the stock, or other ownership interests in, or assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (B) any assets that would be material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of supplies and inventory in the ordinary course of business consistent with past practice;

               (v) sell, lease, mortgage, pledge, grant a Lien on or otherwise encumber or dispose of any of its properties or assets, except (A) in the ordinary course of business consistent with past practice and (B) other transactions involving not in excess of $1,000,000 in the aggregate;

               (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings under revolving credit facilities incurred in the ordinary course of business and except for indebtedness incurred to refund, refinance or replace indebtedness for borrowed money outstanding on the date hereof, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

               (vii) make or incur any new capital expenditure not included in the Company's approved capital expenditure budget for 2001, previously provided to Parent, which, singly or in the aggregate with all other expenditures, would exceed $1,000,000;

               (viii) make any material election relating to Taxes or settle or compromise any material Tax liability;

               (ix) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities reflected or reserved against in, or contemplated by, the Company Balance Sheet;

               (x) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

               (xi) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

               (xii)   enter into any new collective bargaining agreement;

               (xiii) change any accounting principle used by it, except as required by regulations promulgated by the SEC or the Financial Accounting Standards Board;

               (xiv) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises: (A) of litigation where the amount paid in settlement or compromise does not exceed $500,000, or (B) in consultation and cooperation with Parent, and, with respect to any such settlement, with the prior written consent of Parent;

               (xv) (A) enter into any new, or amend any existing, severance agreement or arrangement, deferred compensation arrangement or employment agreement with any officer, director or employee, except that, the Company may hire additional employees to the extent deemed by its management to be in the best interests of the Company; provided, that the Company may not enter into any employment or severance agreement or any deferred compensation arrangement with any such additional employees, (B) adopt any new, or amend any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees (other than amendments required by law or to maintain the tax qualified status of such plans under the Code), (C) grant any increases in employee compensation, other than in the ordinary course or pursuant to promotions, in each case consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases and bonus payments consistent with past practices) or (D) grant any stock options or stock awards; or

               (xvi) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Changes in Employment Arrangements. Neither the Company nor any of its subsidiaries shall adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Company Benefit Plan) for the benefit of any person, increase the compensation or fringe benefits of any person, or, except as provided in an existing Company Benefit Plan or in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any person or pay any benefit not required by any existing plan, arrangement or agreement.

          (c) Other Actions. The Company shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Shareholder Approval; Preparation of Proxy Statement.

          (a) The Company will, as soon as practicable following the execution of this Agreement, duly call, give notice of, convene and hold the Shareholder Meeting for the purpose of approving and adopting this Agreement and approving related matters. The Company will, through its Board of Directors, recommend to its shareholders approval and adoption of this Agreement, except to the extent that the Board of Directors of the Company shall have withdrawn its approval or recommendation of this Agreement or the Merger as permitted by Section 8.2.

          (b) The Company will, as soon as practicable following the execution of this Agreement, prepare and file a preliminary Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's shareholders.
The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the approval of this Agreement by the Company's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its shareholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably and timely objects.

     5.2  Access to Information.

          (a) During the period from the date hereof to the Effective Time, except to the extent otherwise required by United States or Canadian regulatory considerations:

              (i) The Company shall, and shall cause each of its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Parent, and to Parent's accountants, counsel, financial advisors and other representatives, reasonable access to the Company's and its subsidiaries' respective properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, furnish promptly to Parent,

                    (A) a copy of each report, schedule, registration statement and other document filed by the Company during such period pursuant to the requirements of federal or state securities laws and

                    (B) all other information concerning its business,
               properties, financial condition, operations and personnel as Parent may from time to time reasonably request so as to afford Parent a reasonable opportunity to make at its sole cost and expense such review, examination and investigation of the Company and its subsidiaries as Parent may reasonably desire to make.
               The Company agrees to advise Parent of all material developments with respect to the Company, its subsidiaries and their respective assets and liabilities.

               (ii) The Company agrees to request PricewaterhouseCoopers LLP and Hein & Associates LLP to permit Parent's accountants to review and examine the work papers of PricewaterhouseCoopers LLP and Hein & Associates LLP with respect to the Company and its subsidiaries, and the officers of the Company will furnish to Parent such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent shall from time to time reasonably request.

               (iii) The Company shall notify Parent promptly of any notices from or investigations by Governmental Entities relating to the Company's business or assets or the consummation of the Merger. Parent shall notify the Company promptly of any notices from or investigations by Governmental Entities that could materially affect Parent's consummation of the Merger.

          (b) Except as required by law and without limiting in any way the continued efficacy of the Confidentiality Agreement referred to in Section 8.1, each of the Company and Parent shall, and shall cause its respective directors, officers, employees, accountants, counsel, financial advisors and representatives and affiliates to, (i) hold in confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such person), (ii) not release or disclose such information to any other person, except in connection with this Agreement to its auditors, attorneys, financial advisors, other consultants and advisors, and (iii) not use such information for any competitive or other purpose other than with respect to its consideration and evaluation of the transactions contemplated by this Agreement. Any investigation by any party of the assets and business of the other party and its subsidiaries shall not affect any representations and warranties hereunder or either party's right to terminate this Agreement as provided in Article VII.

          (c) In the event of the termination of this Agreement, each party promptly will deliver to the other party (and destroy all electronic data reflecting the same) all documents, work papers and other material (and any reproductions or extracts thereof and any notes or summaries thereto) obtained by such party or on its behalf from such other party or its subsidiaries as a result of this Agreement or in connection therewith so obtained before or after the execution hereof.

     5.3  Reasonable Efforts; Notification.

          (a) Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise required by United States or Canadian regulatory considerations and otherwise provided in this
Section 5.3, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that neither of the parties shall be under any obligation to take any action to the extent that the Board of Directors of such party shall conclude in good faith, after consultation with and based upon the written advice of their respective outside legal counsel (which advice in each case need not constitute an opinion), that such action would cause a breach of that Board of Directors' fiduciary obligations under applicable law. In connection with and without limiting the foregoing, each of the Company and Parent and its respective Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and (iii) cooperate with each other in the arrangements for refinancing any indebtedness of, or obtaining any necessary new financing for, the Company and the Surviving Corporation.

          (b) Notification. The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

          (c)  (i)   Each of the parties hereto shall file a premerger
          notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of the parties agrees to use commercially reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act.

               (ii) Each of the parties hereto shall promptly file a pre-merger notification pursuant to, and in compliance with, the Competition Act (Canada) and the regulations thereunder with respect to the acquisition of the Company by Parent and the Merger and shall promptly furnish any additional information requested of them under the Competition Act (Canada) or by the Canadian Competition Bureau. Each of the Parent and Sub and the Company shall supply the other with copies of:

                     (A) all notices and information supplied or filed by it
               under the Competition Act (Canada) (save and except for notices and information which counsel to a party, in each case acting reasonably, considers highly confidential and sensitive which may be filed on a confidential basis and will only be provided to counsel to the other party); and

                     (B) all notices and correspondence with the officials under the Competition Act (Canada).

               (iii) The Company will furnish to Fulbright & Jaworski L.L.P., counsel to Parent and Sub, copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Company Regulatory Documents")) between the Company, or any of its respective representatives, on the one hand, and any Governmental Entity, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that (A) with respect to documents and other materials filed by or on behalf of the Company with the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission, under the Competition Act (Canada), or any state attorneys general that are available for review by Parent and Sub, copies will not be required to be provided to Fulbright & Jaworski L.L.P. and (B) with respect to any Company Regulatory Documents (1) that contain any information which, in the reasonable judgment of Porter & Hedges L.L.P., should not be furnished to Parent or Sub because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of the Company to furnish any such Company Regulatory Documents to Fulbright & Jaworski L.L.P. shall be satisfied by the delivery of such Company Regulatory Documents on a confidential basis to Fulbright & Jaworski L.L.P.

          pursuant to a confidentiality agreement in form and substance reasonably satisfactory to Parent. Except as otherwise required by United States or Canadian regulatory considerations, Parent and Sub will furnish to Porter & Hedges L.L.P., counsel to the Company, copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Parent Regulatory Documents")) between Parent, Sub or any of their respective representatives, on the one hand, and any Governmental Entity, or member of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that
          (A) with respect to documents and other materials filed by or on behalf of Parent or Sub with the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission, under the Competition Act (Canada), or any state attorneys general that are available for review by the Company, copies will not be required to be provided to Porter & Hedges L.L.P., and (B) with respect to any Parent Regulatory Documents (1) that contain information which, in the reasonable judgment of Fulbright & Jaworski L.L.P., should not be furnished to the Company because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of Parent and Sub to furnish any such Parent Regulatory Documents to Porter & Hedges L.L.P. shall be satisfied by the delivery of such Parent Regulatory Documents on a confidential basis to Porter & Hedges L.L.P. pursuant to a confidentiality agreement in form and substance reasonably satisfactory to the Company.

               (iv) At the election of Parent, the Company and Parent shall use commercially reasonable efforts to defend all litigation under the federal or state antitrust laws of the United States or federal or provincial laws of Canada which if adversely determined would, in the reasonable opinion of Parent (based on the advice of outside counsel), be likely to result in the failure of the condition set forth in
          Section 6.1(c) not being satisfied, and to appeal any order, judgment or decree, which if not reversed, would result in the failure of such condition. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed so as to require Parent, Sub or the Company, or any of their respective subsidiaries or affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any assets or businesses of Parent, Sub, the Company or the Surviving Corporation (or to require Parent, Sub, the Company or any of their respective subsidiaries or affiliates to agree to any of the foregoing). The obligations of each party under Section 5.3(a) to use commercially reasonable efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act, the Competition Act (Canada), and with its obligations under this Section 5.3(c).

     5.4  Indemnification.

          (a) The Company shall, and from and after the Effective Time, Parent and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries or an employee of the Company or any of its subsidiaries who acts as a fiduciary under any Company Benefit Plans (but, with respect to such persons, only to the extent, if any, indemnified by the Company as of the date hereof) (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or such employee of the Company or any subsidiary whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (including arising out of or relating to the Merger, the consummation of the transactions contemplated herein, and any action taken in connection therewith). Any Indemnified Party wishing to claim indemnification under this Section 5.4, upon learning of any such claim, action, suit, proceeding or investigation, promptly shall notify the Company (or after the Effective Time, Parent and the Surviving Corporation), but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.4, except to the extent such failure materially prejudices such party. Parent or the Surviving Corporation shall have the right to assume the defense thereof. If Parent or the Surviving Corporation does not assume the defense, the Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties. The Indemnified Party shall cooperate in the defense of any such matter. Parent shall not be liable for any settlement effected without Parent's prior written consent.

          (b) Parent shall purchase and maintain in effect for the benefit of the Indemnified Parties for a period of six years after the Effective Time, directors' and officers' liability insurance of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties than that maintained by the Company and its subsidiaries as of the date of this Merger Agreement with respect to matters arising before the Effective Time, provided that Parent shall not be required to pay an annual premium of such insurance in excess of three times the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

          (c) All rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the Indemnified Parties as provided in the charter documents or by-laws of the Company or its subsidiaries and in any indemnification agreements to which they are parties shall survive the Merger, and the Surviving Corporation shall continue such indemnification rights for acts or omissions prior to the Effective Time in full force and effect in accordance with their terms and Parent shall be financially responsible therefor.

          (d) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made, and Parent shall cause them to be so made, so that the successors and assigns of the Surviving Corporation, which, in the reasonable opinion of the Surviving Corporation, shall be financially responsible persons or entities, assume the obligations set forth in this Section 5.4.

          (e) The provisions of this Section 5.4 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Indemnified Party, his heirs and representatives.

     5.5 Fees and Expenses. Except as provided in Article VIII, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     5.6 Company Stock Options. Immediately prior to the Effective Time, each outstanding option to purchase Shares shall be exchanged for a substitute option to purchase, on substantially the same terms and vesting schedule as was applicable to the surrendered option, after giving effect to any existing provisions in the Company Stock Plans that provide for the automatic acceleration of vesting upon consummation of a change of control of the Company, such number of common shares of Parent as is necessary to produce an intrinsic value that equals the intrinsic value of the surrendered option. However, an option to purchase a fraction of a share of the common shares of Parent will not be granted. For purposes of determining the intrinsic values of the surrendered options and the options granted in exchange therefor pursuant to this Section 5.6, the fair market value of the Shares will be $27.00 and the fair market value of the Parent's common shares will be the average of the means between the highest and lowest quoted selling prices of the shares on the five trading days ending on the date of the Effective Time and consideration will be given to the exchange rate of the Canadian dollar to the U.S. dollar. In the case of any Company stock option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 and 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such substituted option shall be determined in such manner so as to comply with Section 422 of the Code. Prior to the Effective Time, the Company shall take all actions necessary and obtain any consents or approvals of holders of options to purchase Shares as may be necessary to effect the provisions of this Section 5.6.

     Immediately after the Effective Time, the Surviving Corporation shall prepare and file with the SEC a Registration Statement on Form S-8 (the "S-8 Registration Statement") covering any substituted options granted pursuant to
Section 5.6. If necessary to permit reoffers and resales by optionees, Parent also shall prepare a "reoffer prospectus" (as that term is used in General Instruction C-1 of Form S-8) and file the reoffer prospectus with a post-effective amendment to the S-8 Registration Statement and cause any such post-effective amendment to become effective and remain effective for such period as is necessary to permit such reoffers and resales.

     5.7 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except that each party may respond to questions from shareholders, respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

       5.8 Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors as of the date hereof or arising as of any date immediately prior to the Effective Time relating to the transactions contemplated by this Agreement until the Effective Time, and thereafter, Parent shall direct the defense of such litigation, but Parent shall give any directors against whom any such litigation is pending an opportunity to participate in such litigation; provided, however, that no settlement of litigation shall be agreed to without the consent of Parent, such directors and, prior to the Effective Time, the Company, which consent shall not be unreasonably withheld.

       5.9 Pending Regulatory Rate Cases. The Company will not initiate or participate in any settlement discussions, except in consultation and participation with Parent, regarding (a) the remand in Missouri Public Service Commission v. FERC, D.C. Circuit No. 99-1203, decided December 15, 2000, (b) the rate case filed on August 27, 1999 in FERC Docket No. RP99-485, (c) all cases pending before the Missouri Public Service Commission, including the Actual Cost Adjustment proceedings in GR-96-450, GR-98-167, GR-99-304 and GR-2000-425 or (d) the litigation pending in Johnson County, Kansas in Case No. 99-C06574 (the "Pending Regulatory Cases") from the date hereof until the Effective Time. The Company promptly on receipt shall provide to Parent copies of any notices, correspondence, orders or other documents in respect of the Pending Regulatory Cases that it receives from any third party or Governmental Entity.

       5.10 Midcoast Energy Resources, Inc. Employee Stock Purchase Plan. On or before March 31, 2001, the Company shall take such actions as are necessary to amend the Midcoast Energy Resources, Inc. Employee Stock Purchase Plan to provide that (a) at the Effective Time the offering period under such plan in which the Effective Time occurs shall expire, (b) no Shares shall be purchased with respect to such offering period, and (c) the Company shall pay to each participant in such plan in cash an amount equal to (i) the number of Shares that the participant could have purchased on the last day immediately preceding the Effective Time with the aggregate amount of such participant's payroll deduction contributions accumulated during such offering period through the Effective Time multiplied by (ii) $27.00.


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

       6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Effective Time of the following conditions:

            (a) Shareholder Approval. Company Shareholder Approval shall have been obtained upon a vote at a duly held meeting of shareholders of the Company or at any adjournment thereof.

          (b) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, shall have occurred or shall have been obtained.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts, subject to the limitations set forth in Section 5.3 hereof, to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

          6.2 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the following conditions:

          (a) Obligations. Company shall have performed in all material respects all obligations to be performed by it under this Agreement prior to the Effective Time.

          (b) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (disregarding for these purposes any materiality qualifications contained therein) when made and as of the Effective Time as if made on and as of such date; provided, that such representations and warranties that are by their express provisions made as of a specific date need be true and correct only as of such specific date.

          (c) Third Party Consents. All required authorizations, consents or approvals of any third party the failure of which to obtain would have a material adverse effect on the Surviving Corporation, assuming the Merger had taken place, shall have been obtained.

           (d) Material Adverse Change. There shall not have occurred a material adverse change to the Company.

          (e) Employment Agreements. Dan C. Tutcher, I. J. Berthelot II, William Bray and E. Chris Kaitson shall have entered into employment arrangements with Parent or the Surviving Corporation in form and substance satisfactory to Parent and Sub on substantially the same terms as set forth in the draft agreements previously provided to such individuals.

          (f) Options. Each outstanding option to purchase Shares shall have been exchanged in accordance with the terms of Section 5.6.

          (g) Opinion. Parent and Sub shall have received an opinion from Porter & Hedges, L.L.P., counsel to the Company, substantially to the effect set forth in Exhibit A.

          6.3 Condition to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the following conditions:

          (a) Obligations. Parent and Sub shall have performed in all material respects all obligations to be performed by them under this Agreement prior to the Effective Time.

          (b) Representations and Warranties. Each of the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects (disregarding for these purposes any materiality qualifications contained therein) when made and as of the Effective Time as if made on and as of such date; provided, that such representations and warranties that are by their express provisions made as of a specific date need be true and correct only as of such specific date.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

          7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company:

          (a)  by mutual written consent of Parent and the Company;

          (b)  by either Parent or the Company:

               (i) if Company Shareholder Approval shall not have been obtained upon a vote at a duly held at the Company Shareholder Meeting or at any adjournment thereof;

               (ii) if the Merger shall not have been consummated on or before August 31, 2001, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a non-final order, decree or ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of the shareholders of the Company called to approve the Merger and the other matters contemplated hereby; or

               (iii) if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or shall have taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c)  by the Company in accordance with the provisions of Section 8.2;

          (d) by Parent, if the Company breaches any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach or failure (i) would give rise to the failure of a condition set forth in Section
6.1 or 6.2 and (ii) cannot be or has not been cured within 45 days following receipt of written notice of such breach; or

          (e) by the Company, if Parent or Sub breaches any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach or failure (i) would give rise to the failure of a condition set forth in
Section 6.1 or 6.3 and (ii) cannot be or has not been cured within 45 days following receipt of written notice of such breach.

     7.2 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.4 or an extension or waiver pursuant to Section
7.5 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

     7.3 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any further liability or obligation on the part of Parent, Sub or the Company, or any director, officer, employee or shareholder thereof, other than the confidentiality provisions of Sections 5.2(b) and 5.2(c) and the provisions of Sections 3.1(w), 3.2(d), 5.5, 7.3, 8.2, 8.3 and Article IX.

     7.4 Amendment. This Agreement may be amended by the parties at any time before or after Company Shareholder Approval is obtained; provided, however, that after such Approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                 ARTICLE VIII

                   SPECIAL PROVISIONS AS TO CERTAIN MATTERS

     8.1 Takeover Defenses of the Company and Standstill Agreements. The Company hereby waives the provisions of the letter agreement dated effective as of October 15, 2000 (the "Confidentiality Agreement"), between the Company and Parent, prohibiting the purchase of Shares or acting to influence or control the Company, solely in connection with the transactions contemplated hereby.

     8.2  No Solicitation.

          (a) The Company shall not, nor shall it permit or cause any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, agent or representative of, the Company or any of its subsidiaries ("Company Representatives") to, and on becoming aware of will take all reasonable actions to stop such person from continuing to, directly or indirectly, (i) solicit, initiate or encourage or otherwise intentionally facilitate (including by way of furnishing information) the making of any Acquisition Proposal, (ii) enter into any agreement (other than confidentiality and standstill agreements in accordance with the immediately following proviso) with respect to any Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that in the case of this clause (iii), to the extent required by the fiduciary obligations of the Board of Directors of the Company, determined in good faith by the members thereof taking into consideration the written advice of outside counsel, the Company may at any time prior to Company Shareholder Approval (the "Applicable Period"), but not thereafter if the Merger is approved thereby, and subject to the Company providing written notice to Parent of its decision to take such action in response and only in response to an unsolicited written request therefor received without any initiation, encouragement, discussion or negotiation by the Company or any Company Representative and other than in contravention of this Section 8.2(a), furnish information to any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) pursuant to a confidentiality agreement on substantially the same terms as provided in the Confidentiality Agreement referred to in Section
8.1 hereof and otherwise enter into discussions and negotiations with such person or group as to any superior proposal (as defined in Section 8.2(c)) such person or group has made. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by the Company or any Company Representative, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a material breach of this Agreement by the Company. The Company immediately shall cease and shall cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted prior to the date hereof by the Company or any Company Representatives with respect to any Acquisition Proposal existing on the date hereof. The Company promptly will notify Parent of the pendency of any negotiations respecting, or the receipt of, any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means (i) any proposal, other than a proposal by Parent or any of its affiliates, for a merger or other business combination involving the Company, (ii) any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, to acquire from the Company or any of its affiliates in any manner, directly or indirectly, an equity interest in the Company or any subsidiary, any voting securities of the Company or any subsidiary or a material amount of the assets of the Company and its subsidiaries, taken as a whole, or (iii) any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, to acquire from the shareholders of the Company by tender offer, exchange offer or otherwise more than 20% of the outstanding Shares.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall, except in connection with the termination of this Agreement pursuant to Sections 7.1(a), 7.1(b) or 7.1(e), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives an Acquisition Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by a majority of the disinterested members thereof taking into consideration the written advice of outside counsel), it determines to be a superior proposal, the Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the Merger and may (subject to the following sentence) terminate this Agreement, in each case at any time after midnight on the third business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors has received an Acquisition Proposal which it has determined to be a superior proposal, specifying the material terms and conditions of such Superior Proposal (including the proposed financing for such proposal and a copy of any documents conveying such proposal) and identifying the party making such Superior Proposal. Parent shall have the right, prior to the expiration of the third business day following its receipt of a Notice of Superior Proposal to agree to amend the terms of this Agreement such that they are no less favorable than the terms of such Superior Proposal. The Company may terminate this Agreement pursuant to the second sentence of this Section 8.2(b) only if the shareholders of the Company shall not yet have voted on the Merger, and the Company shall have paid to Parent the fees set forth in Section 8.3. Nothing contained herein shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act following Parent's receipt of a Notice of Superior Proposal.

          (c) For purposes of this Agreement, a "superior proposal" means any bona fide Acquisition Proposal to acquire, directly or indirectly, for consideration consisting of cash, securities or a combination thereof, at least a majority of the Shares then outstanding or all or substantially all the assets of the Company, and otherwise on terms which a majority of the members of the Board of Directors of the Company determines in its good faith reasonable judgment (taking into consideration the written advice of a financial advisor of nationally recognized reputation, a copy of which shall be provided to Parent) to be more favorable to the Company's shareholders than the Merger and which it intends to recommend that the shareholders of the Company approve. In reaching such good faith determination, the Board of Directors of the Company will give significant consideration to whether an Acquisition Proposal includes definite financing.

     8.3 Fee and Expense Reimbursements. The Company agrees to pay Parent a fee in immediately available funds (in recognition of the fees and expenses incurred to date by Parent in connection with the matters contemplated hereby) of $15,000,000 promptly upon

          (a)  the termination of the Agreement

               (i) by Parent or the Company as permitted by Section 7.1(b)(i), but only in the event that Company Shareholder Approval shall not have been obtained at the meeting of the Company's shareholders convened therefor and, prior to the meeting of the shareholders of the Company convened for the purpose of voting on the Merger, a third party has made a bona fide written Acquisition Proposal or

               (ii) by the Company as permitted by Section 8.2 or

          (b) the Board of Directors of the Company taking any of the actions set forth in clause (i) or (ii) of Section 8.2(b) and the Board of Directors of the Company has not reinstated its recommendation of this Agreement or withdrawn its approval or recommendation or both of any such Acquisition Proposal within two business days of taking such actions.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to

               Enbridge Inc.
               3000, 425-1st Street SW
               Calgary, Alberta T2P 3L8
               Canada
               Facsimile:            (403) 231-3920
               Confirm:              (403) 231-3900
               Attention:            General Counsel
               with a copy to

               Fulbright & Jaworski L.L.P.
               1301 McKinney, Suite 5100
               Houston, Texas  77010-3095
               Telephone:    (713) 651-5658
               Facsimile:    (713) 651-5246
               Confirm:      (713) 651-5496
               Attention:    Laura J. McMahon, Esq.

          (b)  if to the Company, to

               Midcoast Energy Resources, Inc.
               1100 Louisiana, Suite 2900
               Houston, Texas 77002
               Facsimile:    (713) 653-6710
               Confirm:      (713) 650-8900
               Attention:    General Counsel

               with a copy to:

               Porter & Hedges, L.L.P.
               700 Louisiana, 35/th/ Floor
               Houston, Texas 77002
               Telephone:    (713) 226-0674
               Facsimile:    (713) 226-0274
               Confirm:      (713) 226-0600
               Attention:    Robert G. Reedy, Esq.

     9.3  Definitions.  For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "material adverse effect" or "material adverse change" means, when used in connection with any person, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of that person and its subsidiaries, taken as a whole, provided, however, that no such change or effect shall be deemed to have occurred to the extent such change or effect arises from conditions generally affecting the oil and gas industry or from the United States or global economies;

          (c) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity; and

          (d) a "subsidiary" of any person means any corporation, partnership, association, joint venture, limited liability company or other entity in which such person owns over 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of directors or other governing body of such other legal entity.

     9.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The words "hereof", "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits and Schedules hereto and the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for the provisions of Sections 5.4 and 5.6, are not intended to confer upon any person other than the parties any rights or remedies hereunder.

     9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Parent or Sub may assign its rights and obligations under this Agreement to one of its affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     9.9 Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any district court of the United States located in the States of Texas (Southern District only), this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal district court sitting in the Southern District of Texas in the event any dispute between the parties hereto arises out of this Agreement solely in connection with such a suit between the parties, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than such a federal or state court.

     9.10 Performance by Sub. Parent hereby agrees to cause Sub to comply with its obligations under this Agreement.

     9.11 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              Enbridge Inc.

                                  /s/   P.D. DANIEL
                              By ____________________________________
                                        P.D. Daniel
                              Name:__________________________________
                                        President and CEO
                              Title:_________________________________

                                  /s/   STEPHEN J. WUORI
                              By_____________________________________
                                        Stephen J. Wuori
                              Name:__________________________________
                                        Group Vice President, Planning
                                        and Development
                              Title:_________________________________



                              Marlin Acquisition, Inc.

                                   /s/  J.R. BIRD
                              By ____________________________________
                                        J.R. Bird
                              Name:__________________________________
                                        President
                              Title:_________________________________


                              Midcoast Energy Resources, Inc.

                                  /s/   DAN C. TUTCHER
                              By_____________________________________
                                        Dan C. Tutcher
                              Name:__________________________________
                                        President
                              Title:_________________________________

                                                                      APPENDIX B

                            FAIRNESS OPINION LETTER



                                         March 14, 2001

Personal and Confidential


The Board of Directors
Midcoast Energy Resources, Inc.
1100 Louisiana, Suite 2950
Houston, Texas 77002


Gentlemen:

You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Fairness Opinion") to the Board of Directors as to the fairness to the shareholders of Midcoast Energy Resources, Inc. ("Midcoast" or the "Company"), from a financial point of view, of the consideration to be received pursuant to the Agreement and Plan of Merger dated as of March 15, 2001 by and among Enbridge Inc., Marlin Acquisition, Inc. and Midcoast (the "Agreement"). The Agreement provides for, among other things, a transaction whereby Marlin Acquisition, Inc. will be merged with and into Midcoast (the "Merger"). Each issued and outstanding share of Midcoast common stock will be converted into the right to receive $27.00 in cash (the "Merger Consideration").

In arriving at our Fairness Opinion we:

(a)  reviewed a draft of the Agreement and Plan of Merger, dated March 14, 2001;

(b) reviewed Midcoast's audited financial statements for the fiscal years ended 1998 and 1999;

(c) reviewed Midcoast's unaudited financial statements for the fiscal year ended 2000;

(d) reviewed financial projections of Midcoast prepared by Midcoast and Midcoast's management;

(e) participated in a process whereby thirty prospective buyers were contacted in connection with a possible sale of Midcoast;

(f) reviewed the historical market prices and trading volume for Midcoast common stock;

(g) held discussions with senior management of Midcoast with respect to the business and prospects for future growth of Midcoast;

(h) reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to Midcoast;

(i) performed discounted cash flow analyses of Midcoast using certain assumptions of future performance provided to us by the management of Midcoast;

(j) reviewed and analyzed certain publicly available financial information for transactions that we deemed comparable to the Merger;

(k)  reviewed public information concerning Midcoast; and

(l) performed such other analyses and reviewed such other information as we deemed appropriate.

At the direction of representatives of Midcoast, we also assumed that the final terms of the Agreement will not vary materially from those set forth in the draft reviewed by us. In rendering our Fairness Opinion we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to us by Midcoast and its employees, representatives and affiliates. With respect to forecasts of future financial condition and operating results of Midcoast provided to us, we assumed at the direction of Midcoast's management, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgement of Midcoast's management. We have neither made nor obtained any independent evaluations or appraisals of the assets or the liabilities of Midcoast or affiliated entities. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Midcoast or the effect of any other transaction in which Midcoast might engage. This opinion does not constitute a recommendation as to how Midcoast shareholders should vote with respect to the Merger. Our opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm the opinion.

As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We acted as financial advisor to Midcoast in connection with the Merger and to the Board of Directors of Midcoast in rendering this opinion and will receive a fee for our services. CIBC World Markets has performed investment banking and other services for Midcoast in the past and has been compensated for such services. CIBC World Markets has performed investment banking and other services for Enbridge Inc. in the past and has been compensated for such services. An affiliate of CIBC World Markets is a participant in credit facilities made available to both Midcoast and Enbridge, Inc. In the ordinary course of its business, CIBC World Markets and its affiliates may actively trade securities of Midcoast for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and such other factors as we deem relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the shareholders of the Company pursuant to the Agreement is fair to the shareholders of Midcoast from a financial point of view. This Fairness Opinion is for the exclusive use of the Board of Directors of Midcoast. Neither this Fairness Opinion nor the services provided by CIBC World Markets in connection herewith may be publicly disclosed or referred to in any manner by Midcoast without the prior written approval by CIBC World Markets. CIBC World Markets consents to the inclusion of this opinion in its entirety and any reference to this opinion in any prospectus, proxy statement or solicitation/recommendation statement, as the case may be, required to be distributed to the Company's shareholders in connection with the Merger.


                                    Very truly yours,

                                    /s/ CIBC WORLD MARKETS CORP.

                                    CIBC World Markets Corp.

                                                                      APPENDIX C


ART. 5.12  PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

          A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

                (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten
          (10) day period shall be bound by the action.

                (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholders right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of
          Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

               (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

               (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

          B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

          C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation, the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

          D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

          E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

          F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

          G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action.
If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13  PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

          A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

          B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

          C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                        MIDCOAST ENERGY RESOURCES, INC.
                          1100 LOUISIANA, SUITE 2950
                             HOUSTON, TEXAS 77002


   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD __________ __, 2001.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MIDCOAST ENERGY RESOURCES,
                                      INC.

          The undersigned shareholder of Midcoast Energy Resources, Inc. ("Midcoast") hereby appoints Dan C. Tutcher and Duane S. Herbst, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of Midcoast to be held at our boardroom located at 1100 Louisiana, 32nd floor, Houston, Texas 77002, on __________, 2001, at 10:00 a.m., local time, and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.

Please mark your vote as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

1. To approve the Agreement and Plan of Merger, dated as of March 15, 2001, among Enbridge Inc., a Canadian corporation, Marlin Acquisition, Inc., a Texas corporation and an indirect wholly-owned subsidiary of Enbridge, and Midcoast, relating to the merger of Marlin Acquisition, Inc. with and into Midcoast, with Midcoast surviving the merger and becoming an indirect wholly-owned subsidiary of Enbridge.

                 [  ] FOR      [  ] AGAINST      [  ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and at any and all adjournments or postponements thereof.

             PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE
        AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                           (CONTINUED ON OTHER SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF SUCH DIRECTION, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

This proxy is solicited by the board of directors of Midcoast Energy Resources, Inc.



                                         ________________________________
                                         Signature


                                         ________________________________
                                         Signature if held jointly

                                         Dated:__________________________

                                         Please sign exactly as name appears
                                         herein, date and return promptly. When
                                         shares are held in the name of more
                                         than one person, EACH joint owner must
                                         sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title as
                                         such. Attorneys should submit powers of
                                         attorney. If a corporation, please sign
                                         in full corporate name by duly
                                         authorized officer and give title of
                                         officer. If a partnership, please sign
                                         in partnership name by authorized
                                         person and give title or capacity of
                                         person signing.